Exhibit 10.11

RESTATED AND AMENDED PLEASANTON GROUND LEASE

BY AND BETWEEN

SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT,

AS LANDLORD

and

CREA/WINDSTAR PLEASANTON, LLC,

AS TENANT

-i-

1.42 FF&E	5
1.43 Graphic Standards Manual	5
1.44 Gross Proceeds	5
1.45 Hazardous Material	5
1.46 Impositions	5
1.47 Indemnified Party	5
1.48 Insurance Requirements	5
1.49 JAMS Rules	5
1.50 Land	5
1.51 Landlord	5
1.52 Landlord’s Representative	5
1.53 Land Ratio	5
1.54 Lease	5
1.55 Leasehold Mortgage	6
1.56 Leasehold Mortgagee	6
1.57 Legal Requirements	6
1.58 Liens	6
1.59 Losses	6
1.60 Maintenance Notice	6
1.61 Mediation	6
1.62 Meeting Request	6
1.63 Mortgage	6
1.64 Notice	6
1.65 Notice of Noncompliance	6
1.66 Office Building	6
1.67 Official Records	6
1.68 Opening Date	6
1.69 Operating Year	7
1.70 Original Deadline Date	7
1.71 Percentage Rent	7
1.72 Permitted Exceptions	7
1.73 Permitted Use	7
1.74 Person	7
1.75 Preliminary Site Plan	7
1.76 Premises	7
1.77 Prepaid Base Rent	7
1.78 Prime Rate	7
1.79 Prior Loan Amount	7
1.80 Private Improvements	7
1.81 Pro Forma Title Policy	8
1.82 Project Improvement Development Schedule	8
1.83 Project Improvements	8
1.84 Project Improvements Entitlements	8
1.85 Project Improvements Ratio	8
1.86 Prorated	8
1.87 Public Improvements	8

-ii-

1.88 Qualified Loan Amount	8
1.89 Qualified Workday Equivalent	8
1.90 Registered Mortgagee	8
1.91 Rent	8
1.92 Requesting Party	8
1.93 Required Permits	9
1.94 Resolution Agreement	9
1.95 Revenues	9
1.96 Review Scope	10
1.97 Second Extended Deadline Date	10
1.98 Settlement Agreement	10
1.99 Site Plan	10
1.100 Station	10
1.101 Station Support Facilities	10
1.102 Substantial Completion, Substantially Complete or Substantially Completed	11
1.103 Taking	11
1.104 Tenant	11
1.105 Tenant Easements	11
1.106 Tenant Refinance	11
1.107 Tenant’s Representative	11
1.108 Term	11
1.109 Title Company	11
1.110 Transfer	11
1.111 Unavoidable Delays	11
1.112 Use Permit Approval	12

2. DEMISE	12
2.1 Creation of Lease and BART Easements	12
2.2 Title	12
2.3 Delivery of Possession	12
2.4 Landlord’s Obligations with Respect to Satisfaction of Conditions	12

3. TERM	12
3.1 Effective Date	12

4. RENT	12
4.1 Ground Lease Payments	12
4.2 Percentage Rent	13
4.2.1 Payment of Percentage Rent	13
4.2.2 Annual Statements	13
4.2.3 Additional Financial Information	13
4.2.4 Landlord’s Right to Audit	14
4.2.5 Retention of Records	14
4.2.6 Percentage Rent Exception	14
4.3 Additional Rent	14
4.4 Place and Manner of Payment	14

-iii-

4.5 Delinquent Amounts	15
4.6 No Abatement of Rent	15
4.7 Sale or Refinancing	15
4.7.1 Generally	15
4.7.2 Rights Personal to Workday, Inc.	15
4.8 Liquidated Damages	16

5. IMPOSITIONS	16
5.1 Payment of Impositions	16
5.2 Evidence of Payment	17
5.3 Contests	17
5.4 Reports	17
5.5 Proration of Taxes	18

6. UTILITIES	18

7. CONSTRUCTION OF PROJECT IMPROVEMENTS	18
7.1 Construction Obligation	18
7.1.1 [Reserved]	18
7.1.2 Scheduled of Required Permits	18
7.1.3 Required Permits	19
7.1.4 Conditions Precedent to Construction	19
7.1.5 Issuance of the Use Permit	19
7.1.6 Graphic Standards for Transit	20
7.1.7 Tenant’s Right to Grant Easements	20
7.1.8 [Reserved]	20
7.1.9 Environmental Studies; Support	20
7.1.10 Scope of Landlord’s Approval	20
7.2 Construction of the Project Improvements	20
7.2.1 Timing Requirements	20
7.2.2 Confirmation of Unavoidable Delays in Construction	22
7.2.3 Landlord’s Right with Respect to Construction Contract	22
7.3 Cost of Construction	23
7.4 Additional Construction Requirements	23
7.5 Furniture, Fixtures and Equipment	23
7.6 Title to Improvements	23
7.6.1 No Interference with Public Improvements	23
7.6.2 Prior Notice to Tenant	24
7.7 Inspection During Construction	24
7.8 Construction by Tenant	25
7.9 Utility Services for Premises	25
7.10 Substantial Completion of Project Improvements	25
7.11 Surveys and As-Built Plans	25
7.12 Zoning and Required Permits	26
7.13 Designated Representatives	26
7.13.1 Landlords’ Representative for Design and Construction Purposes	26
7.13.2 Tenant’s Representative for Design and Construction Purposes	26
7.13.3 Failure to Complete Construction of Project Improvements	26

-iv-

8. USE AND OPERATION OF THE PREMISES	26
8.1 Purposes	26
8.2 Covenant To Operate	27
8.3 No Partnership	28
8.4 Compliance With Legal and Insurance Requirements	28
8.5 Contest of Legal Requirements	28
8.6 No Impairment of Landlord’s Operation of Station or Transit System	28
8.7 Notice of Inadequate Maintenance	29
8.8 Conditions Endangering Public Improvements	29
8.9 No Impairment of Tenant’s Operations	29
8.10 Third Party Management	29
8.11 Non-Compete	29

9. INSURANCE	30
9.1 Insurance Required During Construction and Any Subsequent Significant Remodeling, Rebuilding and Reconstruction	30
9.1.1 Builders Risk (Course of Construction) Insurance	30
9.1.2 Statutory Workers’ Compensation Insurance	30
9.1.3 Commercial General Liability Insurance	30
9.1.4 Comprehensive Automobile Liability Insurance	31
9.2 Insurance Required After Construction	32
9.2.1 Property Insurance	32
9.2.2 Statutory Workers’ Compensation Insurance	32
9.2.3 Commercial General Liability Insurance	32
9.2.4 Comprehensive Automobile Liability Insurance	34
9.3 Modification of Insurance Coverage	34
9.4 Evidence Required	34
9.5 Notice of Cancellation	34
9.6 Qualifying Insurers	34
9.7 Waiver of Subrogation	34
9.8 Proceeds	35
9.9 Compliance	35

10. REPAIRS AND MAINTENANCE	35
10.1 Tenant’s Ongoing Maintenance Obligation	35
10.2 Landlord’s Consent Required	35

11. DESTRUCTION AND RESTORATION	36
11.1 Tenant’s Repair Obligation	36
11.2 Insurance Proceeds	36
11.3 Rent Abatement	37
11.4 Waiver of Statutory Provisions	37

-v-

12. CONDEMNATION	37
12.1 Partial Condemnation	37
12.2 Total Taking	38
12.3 Condemnation Award Defined	38
12.4 Abatement or Reduction of Rent	39
12.5 Lease Provisions Controlling	39

13. LIENS	39
13.1 Discharge of Liens	39
13.2 Notice of Nonresponsibility	39
13.3 Notice of Liens	39

14. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS	40

15. INDEMNIFICATION BY TENANT	40
15.1 Scope of Indemnification	40
15.2 Exclusions	41
15.3 Tender of Defense	41
15.4 Consequential Damages Limitation	41
15.5 Survival	41

16. HAZARDOUS MATERIALS	41
16.1 Definition of Hazardous Materials	41
16.2 Definition of Environmental Requirements	42
16.3 General Obligations	42
16.4 Notice of Violations	42
16.5 Tenant Indemnification	43
16.6 Landlord Indemnification	43
16.7 Permitted Activities	43

17. SURRENDER OF THE PREMISES	43
17.1 Surrenders	43
17.2 Demolition Fund	44

18. DEFAULT BY TENANT	44
18.1 Events of Default	44
18.2 Landlord’s Right to Terminate	45
18.3 Landlord’s Right of Reentry	46
18.4 Landlord’s Right to Relet the Premises	46
18.5 No Automatic Termination	46

19. ASSIGNMENT AND SUBLETTING	47
19.1 Assignments Requiring Landlord’s Approval	47
19.2 Subletting	47
19.3 Transfer of Partnership Interest or Corporate Stock or Assets	47
19.4 Documentation	47
19.5 Effect of Invalid Assignment	48

-vi-

20. LANDLORD’S RIGHT TO MORTGAGE AND SELL OR ASSIGN	48
20.1 Mortgage by Landlord	48
20.2 Sale by Landlord	48
20.2.1 Landlord’s Right to Sell	48
20.2.2 Notice of Sale	48
20.3 Termination of Landlord’s Liability	49

21. TENANT’S RIGHT TO HYPOTHECATE LEASE	49
21.1 Mortgage by Tenant	49
21.2 Leasehold Mortgagees Criteria	49
21.3 Notice to and Rights of Registered Mortgagees	50
21.4 No Merger	53
21.5 No Subordination of Fee	53

22. ALTERNATIVE DISPUTE RESOLUTION PROCEDURE	53
22.1 Meet and Confer	53
22.1.1 Meeting Request	53
22.1.2 Meeting	54
22.1.3 Resolution of Dispute; Resolution Agreement	54
22.1.4 Failure to Resolve Matter	54
22.2 Mediation	54
22.2.1 Commencement of Mediation	54
22.2.2 Settlement Agreement	54
22.2.3 Failure to Resolve Matter	55
22.3 Arbitration of Disputes	55
22.3.1 Commencement	55
22.3.2 Procedure	55
22.3.3 Qualifications	55
22.3.4 Fees and Expenses; Damages; Announcement of Award	56
22.3.5 Conduct of the Arbitration	56
22.3.6 Enforcement	56
22.3.7 California Law Governs	56
22.4 Miscellaneous	57

23. NON-DISCRIMINATION	57

24. MISCELLANEOUS	57
24.1 Estoppel Certificates	57
24.2 Partial Invalidity	57
24.3 Payment of Wages	57
24.4 Notices	58
24.5 Quiet Enjoyment	59
24.6 Holding Over	59
24.7 Interpretation	59
24.8 Headings	59
24.9 Successors and Assigns	59
24.10 Memorandum of Lease	59
24.11 Choice of Laws	59
24.12 Commissions	59

-vii-

24.13 Attorneys’ Fees	60
24.14 Waiver of Jury Trial	60
24.15 Time is of the Essence	60
24.16 Counterparts	60
24.17 Modification Fee	60
24.18 Effectiveness of Original Ground Lease	61

EXHIBITS

Exhibit A	Assignment Agreement
Exhibit B	Preliminary Site Plan
Exhibit C	Legal Description
Exhibit D	Location and Dimensions of Land
Exhibit E	Pro Form Title Insurance Policy
Exhibit F	Project Improvement Development Schedule

-viii-

RESTATED AND AMENDED PLEASANTON GROUND LEASE

THIS RESTATED AND AMENDED PLEASANTON GROUND LEASE (this “Lease”) is made as of January 30, 2014 (the “Effective Date”), by and between SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, a rapid transit district established pursuant to Public Utilities Code section 28500, et seq. (“Landlord”), and CREA/WINDSTAR PLEASANTON, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Pleasanton Ground Lease dated March 10, 2006, as amended by the First Amendment to Pleasanton Ground Lease dated March 4, 2011 (collectively, the “Original Ground Lease”).

B. WHEREAS, Tenant has entered into a Purchase and Sale Agreement and Joint Instructions dated January 30, 2014, with Workday, Inc., a Delaware corporation (“Workday”), whereby Tenant and Workday contemplate an assignment of Tenant’s interest in this Lease to Workday concurrently herewith, pursuant to an Assignment and Release Agreement in the form attached hereto as Exhibit A to be executed by Landlord, Tenant and Workday (the “Assignment Agreement”); and

C. WHEREAS, to effect the Assignment Agreement, Workday has requested that Landlord and Tenant amend the Original Ground Lease by entering into this Lease on the terms and conditions herein to be effective and conditioned upon the Assignment Agreement Effective Date, and, accordingly, if and when such Assignment Agreement Effective Date occurs, Workday, and not CREA/Windstar Pleasanton, LLC, shall become the “Tenant” hereunder.

NOW, THEREFORE, in consideration of the covenants herein contained, Landlord and Tenant hereby agree as follows:

1. DEFINITIONS. For purposes of this Lease, the following defined terms shall have the meanings given them in this Article.

1.1 Accounting Principles means generally accepted accounting principles consistently applied.

1.2 ACTC has the meaning given that term in Section 7.1.

1.3 Additional Rent means that portion of the Rent payable by Tenant pursuant to Section 4.3, Excess Proceeds, any Completion Delay Payments and all other amounts specified herein as Additional Rent.

1.4 ADR means a three-phase alternative dispute resolution process to resolve disputes between Landlord and Tenant under this Lease, which process is outlined in Section 22 of this Lease.

1.5 Affiliate means any entity or person that has at least a twenty-five percent (25%) ownership interest in Tenant, or that is owned at least twenty-five percent (25%) by Tenant, or that is controlled directly or indirectly by Tenant, or that controls, directly or indirectly, Tenant. In the event that Workday, Inc. (or a Workday, Inc. Affiliate or a Qualified Workday Equivalent) is the Tenant, any indirect ownership interest of David Duffield and/or Cheryl Duffield (or their estate, heirs, or family) in such entities pursuant to a beneficial interest in a trust or voting agreement shall be considered to be an ownership interest of such persons or entities.

1.6 Apartment Complex has the meaning given that term in Section 1.80.

1.7 Approve, Approved or Approval means, as to the subject matter thereof and as the context may require, an express approval contained in a written statement signed by an approving Person.

1.8 Arbitration has the meaning given that term in Section 22.3.1.

1.9 Assignment Agreement has the meaning given that term in Recital B.

1.10 Assignment Agreement Effective Date means the date that the Assignment Agreement is effective pursuant to its terms.

1.11 Award has the meaning given that term in Section 22.3.5.

1.12 BART Easements means the utility, stairway touchdown, access and maintenance easements to be reserved by Landlord in connection with the ownership and operation of the Public Improvements as generally delineated in the Preliminary Site Plan attached hereto as Exhibit B.

1.13 Basis Amount means all customary hard and soft costs incurred in connection with the initial Construction of the Project Improvements by Tenant, including, without limitation all costs incurred in securing necessary public entitlements and private approvals and agreements for construction (including all consulting and expert fees), plus all of the following costs incurred by Workday in acquiring the leasehold interest herein from CREA/Windstar Pleasanton, LLC: consideration paid to CREA/Windstar Pleasanton, LLC for the assignment; all closing costs (including title insurance, surveys and escrow fees); all reasonable and customary broker commissions; reasonable and customary due diligence consultant fees and costs; and reasonable and customary attorney’s fees. Within one hundred eighty (180) days after Substantial Completion of the Project Improvements, Landlord and Tenant shall agree on the Basis Amount and shall document the agreed-upon amount in writing. If Landlord and Tenant are unable to agree upon the Basis Amount within such one hundred eighty (180) day period, the Basis Amount shall be determined by arbitration in accordance with Section 22.3 of this Lease.

1.14 Base Rent means that portion of Rent payable annually by Tenant to Landlord pursuant to Section 4.1 in the initial amount of two hundred thousand dollars ($200,000) per annum, subject to adjustment each year based on increases (but never decreases) in the Consumer Price Index (based on the most recent figure in the Consumer Price Index published immediately prior to the month in which the relevant calculation is to be made); provided, however, that the Base Rent payable on January 1, 2021 shall be adjusted to reflect increases in the Consumer Price Index from January 1, 2015 through December 31, 2020. Notwithstanding the foregoing, if the Consumer Price Index decreases, the Base Rent shall not decrease but the Base Rent shall not be subsequently increased until such time as the Consumer Price Index increases above the Consumer Price Index from the last year in which the Base Rent was increased in accordance herewith. To help clarify the preceding sentence, as an example, if the Consumer Price Index decreases by three percent (3%) from calendar year 2025 to calendar year 2026, then increases by four percent (4%) from calendar year 2026 to 2027, Base Rent for 2028 would only be increased by one percent (1%), and, if, for example, the increase from calendar year 2026 to calendar year 2027 was only 2%, there would be no Base Rent increase for 2028.

1.15 Business Day or Business Days means any day or days other than Saturdays, Sundays and days on which Federal or California state-chartered banks are closed for business.

1.16 CEQA means California Health and Safety Code §§ 21000, et seq., as they may be amended from time to time.

1.17 Certificate(s) of Occupancy has the meaning given that term in Section 1.102.

1.18 Cessation of Operations has the meaning given that term in Section 8.2(b).

1.19 Cessation of Operations Fee means the sum of eighty-five thousand dollars ($85,000) per month, subject to adjustment based on increases (but never decreases) in the Consumer Price Index between the Effective Date and the date such Cessation of Operations Fee becomes due and payable.

1.20 Completion Delay Payment has the meaning given that term in Section 7.2.1.

1.21 Completion Due Date has the meaning given that term in Section 7.2.1.

1.22 Consumer Price Index means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, San Francisco/Oakland/San Jose, California Average, subgroup “All Items” (1982-84=100). If at any time during the Term of this Lease said index is terminated or does not have the format recited in this section, Landlord and Tenant shall, by mutual agreement, select a comparable official index that may be published by the Bureau of Labor Statistics or a successor or similar governmental agency as may then exist or be most nearly equivalent thereto.

1.23 Construction means and has reference to any activity normally encompassed by any of the following terms: construction, demolition, excavation, building or any similar term.

1.24 Construction Commencement Date means the date Tenant commences Construction of the Project Improvements.

1.25 Contractor has the meaning given that term in Section 7.2.1(b).

1.26 County means Alameda County, California.

1.27 Deadline Date means the Original Deadline Date, as extended, if at all, by the First Extended Deadline Date, the Second Extended Deadline Date and/or the Final Extended Deadline Date.

1.28 Design and Construction Agreement means that certain Design and Construction Agreement dated concurrently herewith between Landlord and Workday relating to the construction of the improvements described in Section 24.17.

1.29 Design Documentation means documentation that describes the design scope of the Project Improvements, to the extent and in the form required for submittal to the City of Pleasanton, including total concept drawings (including site plans), landscaping plans and schematic design drawings, as well as a Construction staging plan.

1.30 Dispute Resolution Meeting has the meaning given that term in Section 22.1.

1.31 Dublin/Pleasanton BART Line means the rail transit line currently in operation within the median of Interstate 580 between Castro Valley, California and the cities of Dublin and Pleasanton, California.

1.32 Effective Date has the meaning given that term in the Preamble.

1.33 Environmental Requirements has the meaning given that term in Section 16.2.

1.34 Estimated Demolition Cost has the meaning given that term in Section 17.2.

1.35 Event of Default means any failure or refusal of Tenant to perform or observe any covenant, condition or requirement of this Lease as set forth in Section 18.1.

1.36 Excess Proceeds means Gross Proceeds, less only (a) the Qualified Loan Amount, and (b) any reasonable third-party brokerage commissions and other customary out-of-pocket costs (such as title fees, loan fees, points, attorneys’ fees, engineering fees, escrow fees and mortgage recording taxes) incurred in obtaining such loan.

1.37 Expiration Date has the meaning given that term in Section 3.1.

1.38 Fee Mortgagee has the meaning given that term in Section 20.1.

1.39 Final Extended Deadline Date has the meaning given that term in Section 7.2.1.

1.40 First Extended Deadline Date has the meaning given that term in Section 7.2.1.

1.41 First Transfer means the first complete sale of the Premises by Tenant and any partial transfer of more than fifty percent (50%), cumulative, of the partnership, membership, shares or other ownership interests in Tenant, excluding any transfers of the membership interests in CREA/Windstar Pleasanton, LLC between Massachusetts Mutual Life Insurance Company and Windstar Communities East Bay, LLC, the two original members of Tenant. Landlord and Tenant acknowledge and agree that the Transfer from CREA/Windstar Pleasanton, LLC to Workday, Inc. shall constitute the First Transfer.

1.42 FF&E has the meaning given that term in Section 7.5.

1.43 Graphic Standards Manual has the meaning given that term in Section 7.1.6.

1.44 Gross Proceeds shall mean any proceeds of any loan or Transfer (other than loans used for working capital or for the Construction, repair, replacement, refurbishing, or maintenance of the Project Improvements, as such loans may be replaced from time to time) received by Tenant.

1.45 Hazardous Material has the meaning given that term in Section 16.1.

1.46 Impositions has the meaning given that term in Section 5.1.

1.47 Indemnified Party has the meaning given that term in Section 7.1.8.

1.48 Insurance Requirements means all terms of each insurance policy carried or required under this Lease to be carried by Tenant and covering or applicable to the Construction of the Project Improvements, or to the Premises, or to any part thereof, all requirements of the issuers of all such policies, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Premises or any part thereof.

1.49 JAMS Rules has the meaning given that term in Section 22.3.1.

1.50 Land means the real property (including, without limitation, any improvements to the real property that constitute “land” as same is presently defined in Section 659 of the California Civil Code) owned by Landlord and described in Exhibit C attached hereto, and any and all rights-of-way and use, servitudes, licenses, easements, hereditaments and appurtenances now or hereafter applying or appertaining to said real property, but excepting therefrom all coal, oil, gas, minerals and mineral rights of Landlord that are situated on, under or appurtenant to the Land. The location and dimensions of the Land are shown on the map attached hereto as Exhibit D and incorporated herein. In no event shall Landlord have any right to use or access the surface of the Land for extraction, drilling or excavation in connection with its reserved coal, oil, gas and mineral rights now any horizontal or adjacent drilling or extraction, which would interfere with Tenant’s use of the Land.

1.51 Landlord means the owner or owners from time to time of all of the right, title and estate in the Land and the lessor’s interest in this Lease. On the Effective Date Landlord is the San Francisco Bay Area Rapid Transit District.

1.52 Landlord’s Representative has the meaning given that term in Section 7.13.1.

1.53 Land Ratio has the meaning given that term in Section 12.1(c).

1.54 Lease means this Ground Lease, as it may be amended or modified from time to time.

1.55 Leasehold Mortgage means any mortgage, deed of trust, or other instrument in the nature thereof, at any time and from time to time given by Tenant and constituting a lien, security interest or other encumbrance in and upon any portion of Tenant’s right, title and estate in the Premises or in this Lease.

1.56 Leasehold Mortgagee means the record holder (as reflected in the Official Records) from time to time of, or the record beneficiary as reflected in the Official Records from time to time under, a Leasehold Mortgage.

1.57 Legal Requirements means all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, foreseen or unforeseen, ordinary or extraordinary, that now or at any time hereafter are applicable to and enforceable against the Premises or any part thereof, or any use, manner of use or condition of the Premises or any part thereof.

1.58 Liens means any lien, encumbrance or charge on, or pledge of, the right, title and estate of Tenant in this Lease or in the Premises or any part thereof (excluding, however, any Leasehold Mortgage).

1.59 Losses has the meaning given that term in Section 15.1.

1.60 Maintenance Notice has the meaning given that term in Section 8.7.

1.61 Mediation has the meaning given that term in Section 22.2.1.

1.62 Meeting Request has the meaning given that term in Section 22.1.1.

1.63 Mortgage means any mortgage, deed of trust, or other instrument in the nature thereof at any time and from time to time constituting a lien, security interest or encumbrance in and upon any interest or estate of either Landlord or Tenant in the Premises, or any part thereof, or in this Lease.

1.64 Notice means a written advice, request, demand or notification required or permitted by this Lease, as more particularly provided in Section 24.4.

1.65 Notice of Noncompliance has the meaning given that term in Section 7.6.2.

1.66 Office Building has the meaning given that term in Section 1.80.

1.67 Official Records means the Official Records of the County.

1.68 Opening Date means the earliest date whereon the Project Improvements shall have been Substantially Completed, equipped and licensed and shall have been generally opened by Tenant for use and occupancy as an Office Building or an Apartment Complex.

1.69 Operating Year means each calendar year during the Term occurring after the Opening Date, except that the first Operating Year shall be the period commencing on the Opening Date and expiring on December 31 of the calendar year in which the Opening Date occurs, and the last Operating Year shall commence on January 1 of the year in which the Expiration Date occurs and expire on the Expiration Date.

1.70 Original Deadline Date has the meaning given that term in Section 7.2.1.

1.71 Percentage Rent means that portion of Rent payable by Tenant to Landlord pursuant to Section 4.2.

1.72 Permitted Exceptions has the meaning given that term in Section 2.2.

1.73 Permitted Use has the meaning given that term in Section 8.1.

1.74 Person means any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust or other business entity or organization.

1.75 Preliminary Site Plan means the site plan attached hereto as Exhibit B, showing the currently contemplated locations on the Land (as well as immediately adjacent property owned by Landlord) for the Project Improvements, including, specifically, the contemplated police substation, the emergency vehicle access easement, the pedestrian promenade and the bus and patron drop-off area, portions of which are constructed on the immediately adjacent property owned by Landlord.

1.76 Premises means, collectively, the Land and the Project Improvements.

1.77 Prepaid Base Rent has the meaning given that term in Section 4.1.

1.78 Prime Rate means the rate announced from time to time by Wells Fargo Bank, or any successor bank, as its rate charged to its most creditworthy corporate clients for unsecured loans with maturities of ninety (90) days or less, compounded quarterly. If the Prime Rate is discontinued by Wells Fargo Bank, N.A., or if the Prime Rate undergoes a name change, then the parties shall select a rate that comes closest in economic comparison to the foregoing Prime Rate.

1.79 Prior Loan Amount means all amounts owing under any obligation secured by a then existing Leasehold Mortgage that is to be replaced (or if the Premises is not then encumbered by a Leasehold Mortgage, the original principal amount of the last Leasehold Mortgage encumbering the Premises) or other financial obligation of Tenant that was incurred in the acquisition, development or operation of the Premises or any part thereof and is secured by an interest in the Premises, which obligation is to be discharged through payment of the loan proceeds.

1.80 Private Improvements means either (i) an apartment complex containing no less than three hundred fifty (350) residential units (“Apartment Complex”), or (ii) an office building containing no less than four hundred thousand (400,000) square feet (“Office Building”).

1.81 Pro Forma Title Policy means that certain pro forma title insurance policy issued by the Title Company, a copy of which is attached hereto as Exhibit E and incorporated herein.

1.82 Project Improvement Development Schedule has the meaning given that term in Section 7.2.1.

1.83 Project Improvements means any and all structures and improvements hereinafter constructed on the Land by or on behalf of Tenant pursuant to this Lease, including the Private Improvements and any structures or improvements constructed on the Land by or on behalf of Tenant subsequent to the construction in whole or in part of any of the structures originally placed on the Land by Tenant pursuant to the provisions of this Lease, together with all fixtures and appurtenances attached or affixed to said structures and improvements or to the Land; provided, however, that no leasehold improvements installed within occupancy tenant spaces, whether such improvements are owned by Tenant or the occupancy tenant of such spaces, and no FF&E shall be included in the definition of Project Improvements.

1.84 Project Improvements Entitlements means, collectively, (i) all private and governmental and regulatory approvals, and (ii) amendments, terminations, and additions to and of all conditions, covenants, and restrictions required for Construction and operation of the Project Improvements.

1.85 Project Improvements Ratio has the meaning given that term in Section 12.1(c).

1.86 Prorated means that whenever a proration of a financial payment due under this Lease is to be made, it shall be made on the basis of actual days elapsed in the month or year, as the case may be.

1.87 Public Improvements means the Station and the Station Support Facilities.

1.88 Qualified Loan Amount means (a) the greater of the Basis Amount and the Prior Loan Amount until a Leasehold Mortgage or other financial obligation of Tenant that was incurred in the acquisition, development or operation of the Premises or any part thereof and is secured by an interest in the Premises is equal to or greater than the Basis Amount; and (b) thereafter, the Prior Loan Amount.

1.89 Qualified Workday Equivalent means an entity that is the surviving or acquiring entity following (a) an internal corporate reorganization, (b) a merger or (c) the acquisition of a majority of the shares of Workday, Inc. or all or substantially all of the assets of Workday, Inc., provided that in each case such surviving or acquiring entity has a net worth that is equal to or greater than that of Workday, Inc. as of the date immediately prior to such reorganization and such reorganization, merger or sale was not entered into as a subterfuge for avoiding the provisions of this Lease that provide that certain rights hereunder are personal to Workday, Inc. A Qualified Workday Equivalent also means a wholly-owned subsidiary of Workday, Inc.

1.90 Registered Mortgagee has the meaning given that term in Section 21.1.

1.91 Rent means, collectively, all of the Base Rent (including Prepaid Base Rent), Percentage Rent and Additional Rent to be paid or discharged by Tenant under this Lease.

1.92 Requesting Party has the meaning given that term in Section 22.1.1.

1.93 Required Permits means each and every building and development permit including, without limitation, use permits, demolition permits, site permits, foundation permits, structural permits, occupancy permits and any other governmental or quasi-governmental approvals that must be issued by any governmental authority, department, commission or board as a condition precedent to the commencement of Construction of any part of the Project Improvements and any other construction and occupancy of the Project Improvements.

1.94 Resolution Agreement has the meaning given that term in Section 22.1.3.

1.95 Revenues means collectively, all gross receipts received by Tenant, whether directly or indirectly, from:

(a) rental income from occupancy tenants of the Project Improvements or from Tenant’s sublessees, licensees and concessionaires;

(b) the operation of any garage and/or parking lot included in the Project Improvements, including, without limitation, all parking and storage charges and fees and all gross receipts from all sales related to said garage and/or parking lot;

(c) all other gross receipts of whatsoever kind (other than those included in the foregoing (a) and (b) categories) from the operation of the Project Improvements, including, without limitation, any rent, payments, license fee or other fees in lieu of rent received from sublessees, licensees or concessionaires to whom space in the Project Improvements is leased, rented or otherwise made available for business purposes, including, without limitation, retail space, office space, club space, lobby space, showcase space, vending machines, video games, movies and similar concessions, and space made available for meetings, conventions, seminars, displays, sales shows, and the like shall be included.

Credit sales shall be reported as Revenues in the quarter wherein such credit sales are made.

In no event shall any item of revenue be included more than once in calculating Revenues as a result of such item of revenue being inadvertently included by definition in more than one of the foregoing subcategories of Revenues; resort in such cases to be had to the Accounting Principles to determine which subcategory of Revenues is most appropriate for such item of revenue. All Revenues shall be determined in accordance with the Accounting Principles, net of all allowances or refunds given, paid or returned in the normal course of business (and consistent with normal and customary industry practices) by Tenant in the course of obtaining such Revenues (including, without limitation, overcharges, unsatisfactory service adjustments, and refunds of disputed concessionaire charges; but not including credit card discounts and so-called “trade-outs,” which shall not be deducted in the determination of Revenues).

Any amounts received, recognized or realized in the nature of the following shall not be included in the calculation of Revenues:

(i) sales taxes, use taxes, excise taxes and transient occupancy taxes or similar governmental charges collected directly from patrons or guests, or as part of the sales price of any goods, services or displays (including, without limitation, gross receipts, admission, cabaret or similar or equivalent taxes);

(ii) gratuities (to the extent same are collected for the benefit of and paid over to employees of Tenant);

(iii) damage recoveries and insurance proceeds other than business interruption or similar insurance proceeds (net of costs of collection) received by Tenant as reimbursement for Tenant’s loss of Revenues, which net insurance proceeds shall be included in Revenues;

(iv) proceeds from any Taking (except to the extent that same represents an award (net of costs of collection) for loss of Revenues during the period of any temporary Taking, which revenue loss award shall be included in Revenues);

(v) income earned on any reserves or derived from securities and other property acquired and held for investment;

(vi) proceeds from any debt or equity financing or refinancing;

and

(vii) any security deposits from any occupancy tenant, subtenant, licensee or concessionaire to the extent held by Tenant and not applied to their defaults.

1.96 Review Scope means issues relating to access to and operation of the Public Improvements, maintaining the transit-oriented nature of the Project Improvements, the interface between the Project Improvements and the Public Improvements and the coordination of Construction of the Project Improvements and the Public Improvements.

1.97 Second Extended Deadline Date has the meaning given that term in Section 7.2.1.

1.98 Settlement Agreement has the meaning given that term in Section 22.2.2.

1.99 Site Plan has the meaning given that term in Section 7.1.

1.100 Station means the existing transit station previously constructed on the Dublin/Pleasanton BART Line in the median of Interstate 580, adjacent to the Development Sites.

1.101 Station Support Facilities means the existing BART structured parking garage and related pedestrian bridges and intermodal access facilities for the Station located adjacent to or in the vicinity of the Land.

1.102 Substantial Completion, Substantially Complete or Substantially Completed means such completion of Construction of Tenant’s improvements or structures as will make the improvements or structures sufficient, suitable, and ready for immediate occupancy and for the use intended, which shall be deemed to have occurred when Tenant has received all necessary certificates of occupancy or similar permits related to the use and occupancy of the shell and core of the Project Improvements (the “Certificates of Occupancy”), but without regard to any particular tenant spaces therein.

1.103 Taking means a taking of or damage to all or part of the Premises, or any interest therein or right accruing thereto, as the result of or in lieu of condemnation or eminent domain, and the same shall be deemed to have occurred on the date whereon title vests in the taking authority or the date whereon such damage occurs.

1.104 Tenant means the tenant or tenants hereunder and any subsequent owner or owners from time to time of all of the right, title and estate of the lessee’s interest in this Lease, to the extent permitted by this Lease. If and when the Assignment Agreement Effective Date occurs, the Tenant will become Workday, Inc.

1.105 Tenant Easements means the utility, access, maintenance and construction easements with respect to the construction, maintenance and operation of the Project Improvements, if any, to be granted to Tenant by Landlord in Landlord’s reasonable discretion, but only to the extent and in accordance with the requirements of the Project Improvements and the Site Plan.

1.106 Tenant Refinance means any loan obtained by Tenant and secured by any interest in the Premises, other than any construction loan obtained by Tenant to construct the initial Project Improvements.

1.107 Tenant’s Representative has the meaning given that term in Section 7.13.2.

1.108 Term has the meaning given that term in Section 3.1.

1.109 Title Company means First American Title Guaranty Company.

1.110 Transfer means the sale, transfer, assignment or other conveyance (whether direct or indirect, voluntary, involuntary or by operation of law) of any or all of the right, title and estate of Tenant in the Premises or in this Lease, or of all or any portion of the stock, partnership interest or membership interests in Tenant, except any stock transfer in a “public” company registered on a publicly traded stock exchange or a transfer to a Qualified Workday Equivalent.

1.111 Unavoidable Delays means delays due to strikes, lockouts or other labor troubles; inability to obtain labor and materials; earthquakes, floods or other acts of God; governmental restrictions or delays; enemy action; civil commotion; fire or other casualty; or if a delay is occasioned by any local governmental entities, then such delay shall be an “Unavoidable Delay” hereunder only if the act or failure to act or omission causing the delay is beyond the control of Tenant.

1.112 Use Permit Approval means the day on which the City of Pleasanton has approved a use permit or development plan, as applicable, for the Construction of the Project Improvements.

2. DEMISE.

2.1 Creation of Lease and BART Easements. Landlord, for and in consideration of the rents and covenants herein specified to be paid and performed by Tenant, hereby demises and leases to Tenant, and Tenant hereby hires and leases from Landlord, the Land, for the Term and upon and subject to the terms and conditions and for the purposes herein set forth. Prior to commencement of Construction of the Project Improvements, Landlord and Tenant shall enter into commercially reasonable agreements effecting the BART Easements and, if any, Tenant Easements.

2.2 Title. Tenant has independently inspected the Land and examined the status of Landlord’s title thereto. Tenant accepts the Land and the status of Landlord’s title thereto, without warranty or representation by Landlord, subject to the exceptions to title identified in the Pro Forma Title Policy, matters shown by a correct survey of the Property or a physical inspection of the Property, and any other matters created, permitted or Approved by Tenant (the “Permitted Exceptions”). The parties intend that possession of the Land shall be delivered to Tenant in its “AS IS” condition, subject only to the Permitted Exceptions, in accordance with Section 2.3 below.

2.3 Delivery of Possession. As a condition precedent to Landlord’s obligation to deliver possession of the Land to Tenant, Tenant shall deliver to Landlord the certificates or other evidence of issuance of the policies of insurance for the Premises required by Sections 9.1.2 through 9.1.4 of this Lease. Landlord shall deliver possession of the Land to Tenant upon Tenant’s satisfaction of such condition.

2.4 Landlord’s Obligations with Respect to Satisfaction of Conditions. Landlord shall join in any application or execute any document required in order for Tenant to comply with the requirements of any Use Permit Approval and Project Improvement Entitlements; provided, however, that Landlord shall have no obligation to make any concession or payment to anyone under the terms of, in conjunction with, or as a condition of approval of any such application or document.

3. TERM.

3.1 Effective Date. This Lease shall be effective as of the Effective Date and the term of this Lease (the “Term”) shall commence thereon and shall expire on December 31, 2108 (the “Expiration Date”), unless sooner terminated pursuant to the terms and conditions hereof.

4. RENT.

4.1 Ground Lease Payments. Tenant covenants and agrees to pay Base Rent to Landlord in advance, annually, commencing on January 1, 2021, and on or before January 1 of each year thereafter during the Term. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord good funds in an amount equal to all Base Rent due and payable through December 31, 2020, more specifically one million five hundred thousand dollars ($1,500,000) (the “Prepaid Base Rent”). Tenant’s failure to deliver the Prepaid Base Rent to Landlord on the Effective Date shall be an immediate Event of Default (without any notice or cure period), notwithstanding anything in this Lease to the contrary. If this Lease terminates during the Term for any reason other than as the result of a default by Landlord, then Landlord shall be entitled to retain all Base Rent (including Prepaid Base Rent) previously paid by Tenant, as liquidated damages. In the event of a default by Landlord beyond any applicable grace period that results in a termination of the Ground Lease, Tenant shall be entitled to recover a ratable portion of the Prepaid Base Rent.

4.2 Percentage Rent. In the event the Premises are developed as an Apartment Complex or for any use other than an office building (with an associated parking garage), Tenant shall pay to Landlord Percentage Rent and shall be obligated to perform certain obligations as set forth in this Section 4.2:

4.2.1 Payment of Percentage Rent. Commencing with Substantial Completion of the Project Improvements and continuing thereafter throughout the remainder of the Term, Tenant agrees to pay to Landlord annually as Percentage Rent, a sum equal to: two percent (2%) of Revenues. Percentage Rent shall be computed separately with respect to each Operating Year, and there shall be no carry-backs or carry-forward with respect to any Operating Year, provided that overpayments or underpayments in any Operating Year causing adjustments to the amount of Percentage Rent due in the following Operating Year shall not be deemed a carry-back or carry-forward.

4.2.2 Annual Statements. Within one hundred twenty (120) days after the expiration of the first (1st) Operating Year and each Operating Year thereafter, Tenant shall cause an audit of Tenant’s books to be completed by one of the “Big Four” firms of certified public accountants, or by any other accounting firm acceptable to Landlord’s chief financial officer, and Tenant shall furnish to Landlord’s comptroller/treasurer a statement duly certified by an authorized officer, partner or employee of Tenant and by such firm of certified public accountants setting forth in reasonable detail the Revenues during the Operating Year just concluded, reflecting the basis for the computation of the amount of Percentage Rent due for such Operating Year just concluded, and certifying that the accounting practices of Tenant, in terms of reasonableness and propriety, conform to the Accounting Principles. Each such annual statement shall be accompanied by the payment from Tenant to Landlord of any Percentage Rent reflected in said statement as being due for such Operating Year. On or before the first (1st) day of each Operating Year commencing with the first (1st) Operating Year, Tenant shall submit to Landlord a revenue projection for the Premises for such Operating Year to assist Landlord in anticipating the amount of Percentage Rent for such Operating Year. While Tenant shall act in good faith in preparing such projections, Tenant shall in no way be liable for the accuracy of such projections or for any damages incurred by Landlord resulting from Landlord’s reliance on such projections, unless same are occasioned by Tenant’s gross negligence or willful misconduct.

4.2.3 Additional Financial Information. In addition to the annual statements Tenant is required to provide Landlord pursuant to Section 4.2.2, Tenant shall provide Landlord with copies of all financial statements and audit information Tenant submits to any Leasehold Mortgagee, at the same time as Tenant submits such information to such Leasehold Mortgagee.

4.2.4 Landlord’s Right to Audit. Landlord shall have the right at any time and from time to time upon reasonable notice to Tenant to review and examine at the Premises Tenant’s records of Revenues for any given period. In addition, Landlord shall have the right at any time upon reasonable notice to Tenant to have Tenant’s records of Revenues for any given Operating Year audited at the Premises by a disinterested, reputable firm of certified public accountants who are actively engaged in the practice of their profession and who are to be selected by Landlord. If any deficiency in Tenant’s payment of Percentage Rent is established pursuant to said audit, Tenant shall within ten (10) days thereafter pay to Landlord the amount of such deficiency together with interest thereon from the date same was originally due at the rate per annum equal to three percent (3%) plus the Prime Rate but in no event more than the maximum interest rate permitted by law. If the statement of Revenues forming the basis for the Percentage Rent calculation previously made by Tenant to Landlord is less than the amount of Tenant’s Revenues as shown by Landlord’s audit by two percent (2%) or more, then Tenant shall immediately pay to Landlord the cost of such audit; otherwise, the cost of such audit shall be paid by Landlord. If the statement of Revenues forming the basis for the Percentage Rent calculation previously made by Tenant to Landlord is greater than the amount of Tenant’s Revenues as shown by Landlord’s audit and further shows that an overpayment of Percentage Rent was made for the Operating Year so audited, then the amount of any overpayment shall be applied by Landlord against the next succeeding payments of Percentage Rent coming due.

4.2.5 Retention of Records. Tenant shall, for a period of at least seven (7) years from the end of each Operating Year, keep safe and intact at the Premises all of the records, books, accounts and other data that are regularly kept by Tenant in the ordinary course of its business to establish Tenant’s Revenues for that Operating Year, and Tenant shall upon reasonable notice make the same available to Landlord and Landlord’s auditor, representative or agent for examination.

4.2.6 Percentage Rent Exception. Notwithstanding anything to the contrary contained herein, so long as Tenant is Workday, Inc., Tenant shall not be obligated to pay any Percentage Rent. This exception to the obligation to pay Percentage Rent is personal to Workday, Inc., granted on the basis that Workday, Inc. intends to occupy the Premises itself, and this Section 4.2.6 shall not apply to any Tenant other than Workday, Inc.

4.3 Additional Rent. Tenant shall pay and discharge when the same shall become due, as Additional Rent, all Impositions as set forth in Section 5.1, all insurance premiums, operating and maintenance charges, utility costs and charges, and other amounts, liabilities and obligations of every description that Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest or other charge that may be added for non-payment or late payment, whether payable to Landlord or to other entities. If Tenant fails to pay or discharge any such amount, liability or obligation, Landlord shall have all rights, powers and remedies provided herein in the case of non-payment of any other type of Rent.

4.4 Place and Manner of Payment. Rent (other than Additional Rent payable to entities other than Landlord) shall be paid in lawful money of the United States at the office of Landlord located at 300 Lakeside Drive, 16th Floor, Oakland, California 94612, Attn: Manager, Property Development or such other place as Landlord may designate from time to time by Notice to Tenant). All payments of Rent shall be made to Landlord without any prior demand therefor.

4.5 Delinquent Amounts. With regard to any payment of any type of Rent not paid to Landlord within ten (10) days after the date due, Tenant shall pay to Landlord as a late charge an additional payment equal to five percent (5%) of such delinquent payment. Any Rent past due for more than ten (10) days after its due date shall thereafter accrue interest at the Prime Rate plus five (5) percentage points per annum (but in no event more than the maximum interest permitted by law) in addition to said late charge. Any failure of Landlord to enforce the foregoing provisions of this Section 4.5 in any instance shall not constitute a waiver of Landlord’s right to enforce same at any subsequent time.

4.6 No Abatement of Rent. Tenant shall not be entitled to any abatement, diminution, reduction, setoff or postponement of Rent as a consequence of any inconvenience to, interruption of, cessation of or loss of Tenant’s use of the Premises as a result of any reason whatsoever including, without limitation, any Unavoidable Delays (unless same results from the gross negligence or willful misconduct of Landlord).

4.7 Sale or Refinancing.

4.7.1 Generally. The Tenant who is the transferor in a Transfer shall pay to Landlord one percent (1%) of all Gross Proceeds from any Transfer after the First Transfer; and the Tenant who obtains a loan shall pay to Landlord two percent (2%) of all Excess Proceeds of any Tenant Refinance. Any portion of the Excess Proceeds received by Landlord for a Tenant Refinance shall be deducted from the portion of Gross Proceeds otherwise payable in connection with a Transfer by the identical Tenant.

4.7.2 Rights Personal to Workday. Inc. Notwithstanding anything in Section 4.7.1 to the contrary:

(a) Workday, Inc. or the Qualified Workday Equivalent (if applicable) shall have the right to assign this Lease to a third party that specializes in residential developments who would construct the Project Improvements in accordance with Design Documentation approved by Landlord. In such event, Workday, Inc. or the Qualified Workday Equivalent would be obligated to pay to Landlord, in lieu of the one percent (1%) transfer fee otherwise payable under Section 4.7.1, an amount equal to one-third (1/3) of the Gross Proceeds received by Workday, Inc. or the Qualified Workday Equivalent for such Transfer, less only the reasonable and customary out-of-pocket expenses incurred by Workday, Inc. or the Qualified Workday Equivalent in connection with its acquisition of the leasehold estate created by this Lease (including all reasonable and customary out-of-pocket due diligence expenses, consulting fee and attorneys’ fees) and Workday, Inc.’s or the Qualified Workday Equivalent’s entitlement of the Project Improvements, as documented to the reasonable satisfaction of Landlord.

(b) In addition, and also notwithstanding anything in Section 4.7.1 to the contrary, Workday, Inc. or the Qualified Workday Equivalent shall have the right to assign this Lease to (i) a third party (other than to a residential developer, as described in Section 4.7.1 above) one (1) time prior Substantial Completion of the Private Improvements, i.e., the initial Project Improvements, or (ii) to a third party in connection with the financing or refinancing (including a take-out or permanent financing or sale leaseback, mezzanine financing, or similar third party financing) of the construction costs of the Project Improvements prior to the first (1st) anniversary of Substantial Completion of the Project Improvements without being obligated to pay to Landlord any transfer fee. Any such Transfers shall comply with all other requirements under this Lease. The provisions of this Section 4.7.2 are personal to Workday, Inc. and any Qualified Workday Equivalent and shall not apply to any other Tenant.

4.8 Liquidated Damages. LANDLORD AND TENANT AGREE THAT, IF THIS LEASE TERMINATES PRIOR TO THE EXPIRATION DATE FOR ANY REASON OTHER THAN AS THE RESULT OF LANDLORD’S DEFAULT UNDER THIS LEASE, THEN THE PREPAID BASE RENT SHALL BE RETAINED BY LANDLORD AS LIQUIDATED DAMAGES AND AS LANDLORD’S SOLE REMEDY AT LAW OR IN EQUITY FOR TENANT’S FAILURE TO PAY BASE RENT DURING THE TERM. LANDLORD AND TENANT AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PREPAID BASE RENT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY LANDLORD FOR TENANT’S FAILURE TO PAY BASE RENT IF THIS LEASE TERMINATES PRIOR TO THE EXPIRATION DATE FOR ANY REASON OTHER THAN AS A RESULT OF LANDLORD’S DEFAULT. THIS LIQUIDATED DAMAGES PROVISION SHALL NOT IN ANY WAY AFFECT OR LIMIT LANDLORD’S RIGHTS OR REMEDIES RESULTING FROM TENANT’S BREACH OF ANY OTHER OBLIGATION UNDER THIS LEASE.

LANDLORD’S INITIALS:	/s/ Jeff P. Ordway	TENANT’S INITIALS:	/s/ Kelly Kinnon

5. IMPOSITIONS.

5.1 Payment of Impositions. Subject to Section 5.3, during the Term Tenant shall pay, as Additional Rent, at least ten (10) days prior to delinquency, all real property taxes, license and permit fees, sales, use or occupancy taxes, assessments, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits that are assessed or imposed upon or become due and payable and a lien upon (a) the Premises, or any part thereof or any personal property, equipment or other facility, used in the operation thereof, including the FF&E; or (b) the rent or income received by Tenant from tenants, subtenants, or concessionaires or licensees; or (c) any use, possession or occupancy of the Project Improvements; or (d) this Lease, or this transaction or any document to which Tenant is a party creating or transferring an estate or interest in the Premises (all of which taxes, assessments and other governmental charges are hereinafter referred to as “Impositions”). If at any time during the Term there shall be assessed or imposed (a) a tax or assessment based upon the rents received by Landlord or by Tenant in connection with the Premises, or (b) a tax or assessment (including but not limited to any municipal, state or federal levy) measured by or based in whole or in part upon the value of the Premises and imposed upon Landlord or Tenant, or (c) a license fee, tax or assessment measured by the rent payable under this Lease, or (d) taxes, assessments, levies, fees, rents, licenses, permit charges and other charges of every description levied on or assessed against the Premises or any part thereof, or imposed on Landlord or Tenant, as a result of a reduction in, or the abolition of, or in replacement of real property taxes, assessments, levies, fees, rents or other charges levied on or assessed against the Premises as of the Effective Date, or (e) a possessory interest tax, then all such taxes, assessments or fees shall also be deemed to be included within the term “Impositions,” and Tenant shall pay and discharge the same as herein provided. If, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Tenant may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Any Imposition relating to a fiscal period of the taxing authority, only a part of which period is included within the Term, shall be Prorated as between Landlord and Tenant so that Landlord shall pay (if Landlord is subject to such Impositions) the portion of Impositions attributable to any period prior to the Effective Date of this Lease or subsequent to the expiration of this Lease, and Tenant shall pay the portion thereof attributable to any period during the Term. Nothing contained herein shall be deemed to require the payment by Tenant of any income, franchise, estate, inheritance, succession or capital levy tax of Landlord.

5.2 Evidence of Payment. Tenant shall furnish to Landlord, within thirty (30) days after the date upon which any Imposition is payable by Tenant, official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment thereof.

5.3 Contests. Tenant shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings. However, this right shall not be deemed or construed in any way as relieving, modifying or extending Tenant’s covenant to pay any such Imposition at the time and in the manner in this Article provided, unless (i) the legal proceedings shall operate to prevent the sale of the Premises or any part thereof to satisfy such Imposition prior to final determination of such proceedings; and (ii) Tenant shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings. Landlord shall cooperate with Tenant in any such proceedings in order properly to prosecute such proceedings, at no out-of-pocket cost to Landlord. On final determination of the amount or validity of such Imposition, Tenant shall immediately pay the Imposition and all proper costs and expenses relating to the challenge of such Imposition. If Tenant fails to do so, Landlord may, at its option, and upon ten (10) days prior Notice to Tenant, pay such Imposition. All such sums paid by Landlord and all expenses it incurred in connection therewith shall be Additional Rent and shall be payable to Landlord by Tenant on demand.

5.4 Reports. As between the parties hereto, Tenant alone shall have the duty of attending to, making or filing any declaration, statement or report that may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any Imposition that is or that may become payable by Tenant under the provisions of this Article, and Landlord shall not be or become responsible to Tenant therefor, nor for the contents of any such declaration, statement or report.

5.5 Proration of Taxes. All taxes payable by Tenant pursuant to Section 5.1 for the tax year in which the Term commences or expires shall be Prorated.

6. UTILITIES. Tenant shall pay, or cause to be paid, all charges that are incurred by Tenant or that might be a charge or lien against the Premises for gas, water, electricity, telephone or other communication service, janitorial service, debris removal, or any other utility or service used, rendered or supplied upon or in connection with the Project Improvements, throughout the Term. Such charges shall include the cost of installing and metering such utility services. If Landlord elects to furnish the electricity and/or gas that is used on the Premises, Landlord and Tenant shall cooperate in good faith to make the necessary arrangements on terms reasonably acceptable to both parties.

7. CONSTRUCTION OF PROJECT IMPROVEMENTS.

7.1 Construction Obligation. All Project Improvements, regardless of when constructed, shall be constructed by Tenant upon the Land pursuant to the provisions of this Article 7. Landlord has approved Tenant’s Preliminary Site Plan, schematic design drawings, and general construction specifications (collectively, the “Preliminary Design Documentation”) for Construction of the Project Improvements. Landlord acknowledges that the Preliminary Site Plan contemplates construction in an area which may be objectionable to the Alameda County Transportation Commission (“ACTC”) and other governmental entities, and Landlord agrees to use diligent, good faith efforts to support Tenant in its efforts to receive approval from ACTC and said other governmental entities. Landlord and Tenant shall cooperate with each other in any required modifications and revisions to the Preliminary Design Documentation with a purpose of developing mutually agreeable Design Documentation to submit to the City of Pleasanton. If Landlord and Tenant cannot mutually agree on Design Documentation to submit to the City of Pleasanton and replacing the Preliminary Site Plan with a final site plan (the “Site Plan”), then Landlord and Tenant shall meet on a regular, but not less than weekly, basis to resolve their disagreements and develop Design Documentation to submit to the City of Pleasanton.

7.1.1 [Reserved].

7.1.2 Scheduled of Required Permits. No later than thirty (30) days prior to the Construction Commencement Date, Tenant shall submit to Landlord a schedule of all Required Permits and other government approvals that Tenant has obtained or anticipates it must obtain in order to construct the Project Improvements in compliance with all Legal Requirements and, in connection with each and every such Required Permit and other type of approval, the schedule shall identify the following: the name or type of Required Permit or approval; the issuing governmental entity; whether environmental review under CEQA was or will be required; the standards applicable to approving the Required Permit or approval; the time period that must elapse before the Required Permit or approval becomes effective; and the time period during which the Required Permit or approval remains effective.

7.1.3 Required Permits. Upon approval of the Design Documentation by Landlord, Tenant shall apply for and diligently pursue the Required Permits as required by this Lease. If the issuance of any Required Permit constitutes a discretionary act that requires environmental review under CEQA, then Tenant shall use its best efforts to have the appropriate governmental agency issue a Notice of Determination simultaneously with, or as soon as possible after, its issuance of the relevant Required Permit. If any action must be taken by a federal agency that requires compliance with the National Environmental Policy Act, Tenant shall use its best efforts to ensure that such compliance is obtained in a timely fashion. From time to time, upon request of Tenant, Landlord shall execute such reasonable documents, petitions, applications and authorizations as are reasonably necessary and shall appear at and participate in such public hearings, staff meetings and similar gatherings, as may in the reasonable and good faith opinion of Tenant or Landlord be reasonably necessary or appropriate for the purpose of obtaining any of the Required Permits. Landlord shall not bear any liability as a result of Landlord’s participation nor shall Landlord’s participation be deemed an Approval of any plans and specifications or a waiver of any course of action Landlord may have against Tenant. Any attorneys’ fees or similar expenses incurred by Landlord’s complying with its obligations under this Section 7.1.3 at the request of Tenant shall be reimbursed by Tenant upon request by Landlord. Tenant shall inform Landlord of all governmental hearings and all meetings and negotiation sessions with governmental bodies or employees and provide Landlord with an opportunity to be heard at such hearings or meetings. Tenant shall use its best efforts to obtain the Required Permits for the Approved Plans reflecting Construction of the Project Improvements within the time periods prescribed in the Project Improvement Development Schedule.

7.1.4 Conditions Precedent to Construction. Before commencement of any work upon the Land, and in any event within thirty (30) days before the Construction Commencement Date, Tenant shall deliver to Landlord (a) evidence that Tenant has obtained all necessary Use Permits with respect to the Project Improvements and copies of all other Required Permits obtained to date, (b) evidence of builders’ risk (course of construction) insurance or an inclusive insurance policy commonly known as an Owner Controlled Insurance Plan (OCIP) reasonably acceptable to Landlord and satisfying the requirements of Section 9.1, (c) evidence that proper workers’ compensation insurance has been procured to cover all Persons employed by Tenant and its agents in connection with Construction of the Project Improvements in accordance with the requirements of Section 9.1.2, (d) evidence that Tenant has arranged for adequate funding of the Project Improvements and the initial two (2) full Operating Years’ management and operation thereof with sufficient reserves to pay Rent due hereunder and all debt service, including evidence of construction and permanent loan financing and Tenant’s equity contributions, (e) evidence that Tenant or its contractors have provided a payment and performance bond, or other substitute security that is approved by Landlord, in its sole and absolute discretion, (f) evidence that Tenant and Master Developer have agreed on a coordinated schedule for Construction of the Project Improvements and the Public Improvements, including Construction staging, and (g) evidence that Tenant has satisfied all applicable environmental requirements necessary to commence Construction of the Project Improvements, including without limitation, requirements of the CEQA. Landlord agrees that, if Tenant possesses cash and cash equivalents in excess of five hundred million dollars ($500,000,000) as of the Construction Commencement Date, Tenant shall be deemed to have satisfied its obligation under Section 7.1.4(d) above.

7.1.5 Issuance of the Use Permit. Immediately after Use Permit Approval has been granted, Tenant shall use its best efforts to have the appropriate governmental agency issue the actual use permit to Tenant as promptly as possible; provided, however, that Tenant may delay issuance of the actual use permit until issuance of a building permit for the Construction of the Project Improvements, provided doing so will not cause Use Permit Approval to lapse or become ineffective.

7.1.6 Graphic Standards for Transit. Landlord has a “Graphic Standards Manual” that is used in the design of material Landlord uses to communicate information to transit riders. Tenant shall be responsible for ensuring that all material used in the Project Improvements to communicate information regarding Landlord and Landlord’s transit operations with Landlord’s transit customers conforms to these standards, as the same may be revised from time to time. Landlord shall designate representatives to work with Tenant to ensure compliance.

7.1.7 Tenant’s Right to Grant Easements. Landlord grants to Tenant the right to grant to public entities or public service corporations, for the purpose of serving only the Premises, rights-of-way or easements on or over the Land, for poles or conduits or both, and for other utilities and municipal or special district services and shall join in the granting of such easements if reasonably requested by such grantees; provided, however that Tenant shall not grant, nor shall Landlord be obligated to join in, any such rights-of-way or easements that would adversely affect or create safety problems in connection with Landlord’s transit operations. Tenant shall promptly provide to Landlord copies of all rights-of-way and easements so granted. Tenant, or third parties other than Landlord, shall bear all costs and expenses incurred in connection with the granting of any such rights-of-way and easements. Landlord, at no cost to Landlord, also shall reasonably consider request to grant appropriate easements to neighboring property owners, which, if granted, would be subject to Landlord’s customary requirements.

7.1.8 [Reserved].

7.1.9 Environmental Studies; Support. Tenant agrees that all necessary and appropriate environmental tests and studies performed on the Premises shall be conducted at Tenant’s sole cost and expense. Tenant acknowledges that Landlord makes no representations or warranties concerning the environmental condition of the Premises or the suitability or capacity of the Premises to provide adequate support for any improvements to be constructed upon or within the Land. Tenant hereby fully assumes any and all risk of the suitability and capacity of the Land for providing said adequate support.

7.1.10 Scope of Landlord’s Approval. Any Approval of Landlord required to be obtained under this Section 7.1 may not be unreasonably withheld, delayed or conditioned by Landlord. In addition, Landlord’s review and Approval shall be limited to the Review Scope. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in the exercise of its review and Approval rights and obligations under this Section 7.1, including internal costs, promptly upon demand therefore.

7.2 Construction of the Project Improvements.

7.2.1 Timing Requirements. In connection with the Construction of the Project Improvements, Tenant shall be required to comply with the timing and scheduling requirements set forth in this Section 7.2.1 and the Project Improvement Development Schedule. The “Project Improvement Development Schedule” shall be in a form agreed to by Landlord and Tenant, shall contain a schedule of performance of certain requirements set forth in this Lease and shall be agreed to by Landlord and Tenant prior to commencement of Construction of the Project Improvements. The estimated Project Improvement Development Schedule agreed to by Tenant and Landlord is attached hereto as Exhibit F. Within six (6) months of the Effective Date, the parties shall develop and attach a more definitive Project Improvement Development Schedule in replacement of Exhibit F. After the Project Improvement Development Schedule has been agreed to by Landlord and Tenant, it may be amended or modified by the mutual agreement of Landlord and Tenant. Landlord shall not unreasonably withhold or delay its agreement to such modification. Notwithstanding the foregoing, Construction of the Project Improvements (as more specifically delineated in the Project Improvement Development Schedule, which would consist of no less than four hundred thousand (400,000) square feet in an Office Building or no less than three hundred fifty (350) residential units in an Apartment Complex), shall have commenced no later than July 1, 2015 (the “Original Deadline Date”). If Construction has not commenced by the Original Deadline Date, subject to Unavoidable Delays, Tenant may extend the Original Deadline Date for successive individual periods as follows, and by making the following payments to BART: a six (6) month extension through December 31, 2015 (“First Extended Deadline Date”) by payment of two hundred thousand dollars ($200,000) prior to the Original Deadline Date; an additional six (6) month extension through June 30, 2016 (“Second Extended Deadline Date”) by payment of four hundred thousand dollars ($400,000) prior to the First Extended Deadline Date; and an additional twelve (12) month extension through June 30, 2017 (“Final Extended Deadline Date”) by payment of one million dollars ($1,000,000) prior to the expiration of the Second Extended Deadline Date. Any extension of the deadlines referenced in this Section 7.2.1 shall be made by written notice to BART delivered at least thirty (30) days prior to the expiration of the then applicable Deadline Date, together with the required extension fee payment specified in the preceding sentence. Once Construction has commenced, the Project Improvements shall be Substantially Complete and the Opening Date shall have occurred by the second (2nd) anniversary of the commencement of Construction, subject to Unavoidable Delays (the “Completion Due Date”). If Construction of the Project Improvements has commenced by the Deadline Date, but the Project Improvements are not Substantially Complete and the Opening Date has not occurred by the Completion Due Date, then Tenant shall be obligated to pay Landlord an annual completion delay payment in the amount of three hundred twenty-five thousand ($325,000) until the Opening Date has occurred (“Completion Delay Payment”). The annual Completion Delay Payment shall be payable in advance in two (2) equal installments, commencing on the Completion Due Date and six (6) months thereafter until the Opening Date has occurred. The Completion Delay Payment shall constitute Additional Rent under this Lease.

(a) At least thirty (30) days before the Construction Commencement Date, Tenant shall obtain all Required Permits for the Construction of the Project Improvements to be constructed by Tenant in accordance with the Construction Plans.

(b) At least thirty (30) days prior to the Construction Commencement Date, Tenant shall enter into a construction contract with general contractor licensed in the State of California (the “Contractor”) reasonably Approved by Landlord (provided, however, that Landlord’s Approval shall not be required for subsequent Construction activities on the Premises if the cost of such Construction does not exceed five hundred thousand dollars ($500,000) per project), for the Construction of the Project Improvements in accordance with the Construction Plans.

(c) Prior to the commencement of any Construction on the Project Improvements, Tenant shall deliver to Landlord five (5) photocopies of the contract(s) between Tenant and its Contractor for the Construction of the Project Improvements. Tenant shall deliver to Landlord five (5) photocopies of any or all subcontracts relating to the Construction of the Project Improvements upon request by Landlord.

(d) Prior to commencement of any physical work (other than the work referred to in Section 7.1.8) relating to the Construction of the Project Improvements, Tenant shall satisfy all of the requirements of Section 7.1.4.

(e) Subject to Unavoidable Delays confirmed as hereinafter provided, Tenant shall cause Contractor to commence Construction of the Project Improvements in accordance with the Project Improvement Development Schedule.

(f) Subject to Unavoidable Delays confirmed as hereinafter provided, Tenant shall cause Construction of the Project Improvements to be completed in accordance with the Project Improvement Development Schedule.

7.2.2 Confirmation of Unavoidable Delays in Construction. Any claim by Tenant for extension of time to commence or complete Construction of the Project Improvements because of Unavoidable Delay shall be given by Notice to Landlord within five (5) Business Days after the date of commencement of the delay, otherwise any such claim for an Unavoidable Delay shall be waived, and such Notice if submitted shall include Tenant’s or Contractor’s estimate of the probable effect of such delay on the commencement of or the progress of Construction of the Project Improvements. In the case of a continuing delay, only one such Notice is necessary. Within twenty (20) days after the cessation of the delay, Tenant shall submit a Notice of its claim as to the actual number of days of delay and the actual effect on the commencement or progress of Construction that Tenant is claiming as an Unavoidable Delay hereunder. If Landlord disputes Tenant’s claim as to the Unavoidable Delay, Landlord shall give Notice to Tenant within twenty (20) days of Landlord’s receipt of Tenant’s claim. If Landlord and Tenant are unable to resolve their disagreement, either party shall have the right to submit the matter to mediation in accordance with the requirements of Article 22.

7.2.3 Landlord’s Right with Respect to Construction Contract. All contracts entered into by Tenant for the initial Construction of the Project Improvements and/or for any work in connection with any improvement, change, alteration or demolition and replacement involving an estimated cost of more than one hundred thousand dollars ($100,000) shall provide that, in the event of termination of this Lease, Landlord shall have the right to assume all of Tenant’s obligations and succeed to all of Tenant’s rights under such contract without charge or penalty.

7.3 Cost of Construction. Tenant shall pay all costs of Construction of the Project Improvements. Said costs shall include, but shall not necessarily be limited to, the following: all sums paid to Tenant’s architects, engineers, general contractors, subcontractors, materialmen or laborers for Construction of any structures, landscaping and other on-site improvements plus any required off-site improvement costs including off-site infrastructure costs, Construction of parking, and all other improvements. Such costs shall include sales taxes, employee fringe benefits, insurance, the cost of all permits, licenses and required bonds, and all other similar direct Construction costs.

7.4 Additional Construction Requirements. All work done in connection with the Construction of the Project Improvements pursuant to this Article 7, and any subsequent improvement, change, alteration or demolition and replacement thereto shall be done in a first-class and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Any Construction shall be performed by Tenant, its employees, agents and contractors in such a manner as not to interfere with the use of the BART Parking Garage and related Land owned by Landlord. Tenant shall be obligated to construct the Project Improvements in a manner that permits Landlord to have safe and efficient access to the existing utilities located thereunder at all times, and Landlord shall be granted an easements under Section 2.1 for safe and efficient access at all times to and from such utilities.

7.5 Furniture, Fixtures and Equipment. Tenant shall provide all furniture, fixtures and equipment (“FF&E”), operating equipment and other personal property to be installed in the Project Improvements. The quality, scope and type of FF&E to be installed in the Project Improvements shall be consistent with that normally installed in other first-class residential or office projects, as applicable, at the time Tenant installs its FF&E in the Project Improvements. FF&E includes all items of furnishings and equipment for all public and guest or tenant areas, including, in general, but not limited to, all items attached to or set within or upon the finished walls or surfaces of the Project Improvements.

7.6 Title to Improvements. Prior to the expiration or earlier termination of this Lease and except as provided in Article 17, any and all improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land, including without limitation the initial Project Improvements, shall be and remain the property of Tenant and, to the extent permitted by this Lease, Tenant’s sublessees, assignees, licensees and concessionaires, as their interest may appear; provided, however, all such improvements shall become and be the property of Landlord upon the termination or expiration of this Lease, free and clear of all claims whatsoever except those existing on the Effective Date and those created by Landlord, subject to Article 17 hereof. The ownership of Tenant’s interest in this Lease and all of Tenant’s right, title and interest in and to the improvements shall be nonseverable, and any attempt to transfer Tenant’s right, title and interest in the improvements shall be void unless accompanied by a complete transfer of Tenant’s interest under this Lease in accordance with the terms of this Lease.

7.6.1 No Interference with Public Improvements. Tenant hereby assumes full responsibility for ensuring that (a) the Construction of the Project Improvements, and any work or activity connected therewith undertaken by Tenant, its Contractor, any subcontractors, any other contractors, and any agents or employees of Tenant, its Contractor, any other contractors, any subcontractors, or any independent contractors, and (b) the use, occupation and operation of the Project Improvements, or any activity connected therewith, shall not impair or interfere in any way whatsoever with the maintenance, use or the safe and efficient operation of the Public Improvements. Tenant agrees to indemnify and hold Landlord free and harmless from and against any and all liability, loss, cost, claim, demand, damage or expense of every kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and costs of litigation), whether foreseeable or unforeseeable, that Landlord shall ever suffer or incur arising from, or out of, or by reason of, any impairment of or interference with the maintenance, use or operation of the Public Improvements, by or because of or in connection with any acts performed by or on behalf of Tenant on or about the Land; provided, however, that Tenant shall not be obligated to indemnify Landlord for consequential damages, other than lost revenue at the Station, resulting from acts performed by or on behalf of Tenant on or about the Land. Should any Construction or any activity whatsoever upon the Land performed by or on behalf of Tenant result in an interruption of the use or operation of the Public Improvements for any period of time whatsoever, Landlord shall have the right to enter the Land and undertake remedial activity to the extent reasonably necessary to allow the safe and efficient use and operation of the Public Improvements to continue. Said remedial activity shall be in the name of, for the account of, and at the sole cost and expense of Tenant. Tenant shall fully reimburse Landlord for all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred by Landlord in connection with said remedial activity within thirty (30) days of receipt of written demand for reimbursement.

7.6.2 Prior Notice to Tenant. Prior to undertaking any remedial action under Section 7.6.1 to cure or correct any interference with the operation of the Public Improvements for any period of time whatsoever, except (a) in the case of any interference that results, as determined by Landlord in its sole and absolute discretion, in an emergency condition, or (b) except in the case where the interference is of the same nature or source as interference that occurred within the previous six (6) months (that may or may not have been cured), Landlord shall give written notice to Tenant and all Registered Mortgagees whose names and addresses Tenant has given Landlord, which notice shall briefly describe the interference (such notice being hereinafter referred to as the “Notice of Noncompliance”). Except as may be otherwise provided in this Lease, Tenant shall be responsible for curing or correcting the interference within a period of three (3) days following Tenant’s receipt of such Notice of Noncompliance; provided, however, that if such cure or correction cannot reasonably be effected within said three (3) day period, then Tenant or a Registered Mortgagee shall be required to commence within said three (3) day period action to effect such cure or correction and thereafter to prosecute diligently and continuously such action until such cure or correction has been effected. In the event that Tenant or a Registered Mortgagee does not effect such cure or correction following any Notice of Noncompliance or refuses to undertake such actions as are required to be taken in accordance with this Section 7.6.2 to effect such cure or correction, then Landlord shall be entitled to cure or correct noncomplying work pursuant to such Notice of Noncompliance.

7.7 Inspection During Construction. Tenant hereby agrees to keep Landlord notified of Construction scheduled for the Premises and to allow Landlord and Landlord’s authorized representatives, agents, or employees, to inspect any Construction upon the Premises in order to determine whether Tenant is complying with Tenant’s undertakings, duties and obligations under this Lease. Such inspection shall not materially interfere with any Construction being done by or on behalf of Tenant. No such inspection shall be deemed or construed as a waiver or of Approval of any Event of Default under this Lease existing at the time of the inspection about which Landlord does not complain or give notice to Tenant following such inspection.

7.8 Construction by Tenant. The Construction of the Project Improvements shall be conducted only by use of Construction methods and techniques that do not endanger the safe operation of the Public Improvements, as reasonably determined by Landlord, and do not endanger the safety of any Persons using, operating, or maintaining the Public Improvements, as reasonably determined by Landlord. In the event that Landlord serves upon Tenant written notice, which Landlord will not do in a capricious manner, that any Construction activity, method, or technique constitutes a threat of immediate danger to Persons using, operating, or maintaining the Public Improvements, all Construction work that was the cause of the specified threat of danger shall be halted immediately at no cost or expense to Landlord and shall not be continued until Tenant and Landlord have reached an agreement regarding the elimination of said threat of danger. The deadline for the Substantial Completion of the Project Improvements set forth in the Project Improvement Development Schedule shall be extended by the period of work stoppages declared pursuant to this Section 7.8.

7.9 Utility Services for Premises. Tenant hereby agrees that all appurtenant water, sewer, gas, telephone, electrical and other wires, pipes, equipment and facilities and conductors of any kind shall be connected to and constructed in, upon, under or above the Premises so as not to endanger, unreasonably inconvenience, impair, or obstruct the Public Improvements or the capacity or flow of any of the existing utility facilities located therein.

7.10 Substantial Completion of Project Improvements. Upon Substantial Completion of the Project Improvements and as soon as the same may be reasonably obtained, but in any event prior to the Completion Due Date and the deadline for Substantial Completion set in the Project Improvement Development Schedule, as such deadline may be extended pursuant to the express terms of this Lease, Tenant shall deliver to Landlord a Certificate of Occupancy for the shell and core of the Project Improvements, but without regard to any occupancy tenant spaces therein. Landlord and Tenant agree that delivery of such Certificate of Occupancy shall constitute conclusive evidence of Substantial Completion for the sole purpose of determining whether the Completion Due Date and the deadline set in the Project Improvement Development Schedule for Substantial Completion have been met, but shall not constitute an agreement or a guaranty by Landlord that said Construction conforms to the Construction Plans or with other express requirements of this Lease, and Landlord shall have no liability to Tenant or any third parties as a result of Landlord’s acceptance of such Certificate of Occupancy.

7.11 Surveys and As-Built Plans. As soon as practical, but in no event later than six (6) calendar months after the Substantial Completion of the Project Improvements, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, (a) five (5) complete sets of final “As-Built” plans and specifications of the completed Project Improvements in addition to an electronic file (ACAD) of the “As-Built” plans and specifications of the completed Project Improvements, (b) five (5) duplicates of a current, accurate, properly labeled and certified plat of survey, prepared by a land surveyor qualified and registered with the State of California reasonably acceptable to Landlord in accordance with Minimum Standard American Land Title Association Standards and depicting to scale the exact location of the Project Improvements, and any other structures located in, on, or above the Premises, as the same has been constructed, and (c) a surveyor’s inspection report properly prepared, executed, and sealed by the surveying surveyor as to the Premises on the form of Surveyor’s report required by the title insurer or insurers issuing any title insurance policy on the Premises or any interest therein.

7.12 Zoning and Required Permits. Tenant hereby assumes full responsibility for obtaining any and all zoning, building permits and other Required Permits, Certificates of Occupancy, licenses, or other permits required by any Law, for the construction, occupancy and operation of the Project Improvements. Landlord agrees to cooperate with Tenant in efforts to obtain such permits, certificates, or licenses, and execute any and all documents or join in any applications that may be required to obtain approval of the Project Improvements, provided Tenant shall reimburse any expenditures of Landlord reasonably necessitated by such cooperation (including, without limitation, reasonable attorneys’ fees and costs of litigation) and further provided Landlord shall not be required to convey title to any portion of the Land or any other land Landlord owns in connection therewith.

7.13 Designated Representatives.

7.13.1 Landlords’ Representative for Design and Construction Purposes. Landlord shall appoint a Person to act as its representative (“Landlord’s Representative”) for all purposes in connection with its obligations under the terms and conditions of this Article 7, which Person shall serve as Landlord’s Representative until, if such Person is an individual, his/her death or incapacity, or until Landlord appoints another Person upon ten (10) days’ prior written notice to act as Landlord’s Representative. Landlord hereby appoints John Rennels as the initial Landlord’s Representative. Upon the death or incapacity of Landlord’s Representative, Landlord shall promptly appoint another Person to serve in the capacity of Landlord’s Representative.

7.13.2 Tenant’s, Representative for Design and Construction Purposes. Tenant shall appoint a Person to act as its representative (“Tenant’s Representative”) for all purposes in connection with its obligations under the terms and conditions of this Article 7, which Person shall serve as Tenant’s Representative, if said Person is an individual, until his/her death or incapacity, or until Tenant appoints another Person upon ten (10) days’ prior written notice to act as Tenant’s Representative. Tenant hereby appoints Brian Griggs as the initial Tenant’s Representative. Upon the death, incapacity or resignation of Tenant’s Representative, Tenant shall promptly appoint another Person to serve in the capacity of Tenant’s Representative.

7.13.3 Failure to Complete Construction of Project Improvements. In the event Tenant fails to achieve Substantial Completion of the Project Improvements in accordance with the Construction Plans and other requirements of this Lease on or before the Deadline Date, Landlord may, at its option, but subject to the rights of any Leasehold Mortgagee, as provided for in this Lease, take action to enforce the payment and performance bond delivered to Landlord pursuant to Section 7.1.4 of this Lease.

8. USE AND OPERATION OF THE PREMISES.

8.1 Purposes. The Premises shall be used only for the construction, operation, maintenance, repair and replacement of a first-class apartment or office project, as applicable, for other purposes and uses customarily ancillary thereto (the “Permitted Use”), and for other purposes expressly Approved by Landlord, which Approval Landlord may withhold in its sole and absolute discretion, provided, however, that Landlord shall have the right to condition its Approval of a change in use, without limitation, on Tenant’s agreeing to an increase in base rent above the Base Rent and the Percentage Rent to reflect any increase in the fair market value of the Premises resulting from the change in the Permitted Use hereunder, with the amount of such increase in base rent to be negotiated by Landlord and Tenant. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its Approval to a change in use after the fifteenth (15th) anniversary of the Opening Date, provided the requested use and any related modification of the Project Improvements are transit related. Tenant shall not use or refer to the name “San Francisco Bay Area Rapid Transit District” or “BART” in connection with Tenant’s ownership or operation of the Project Improvements in any manner or operate the Project Improvements in any manner so as to suggest to the public at large that Landlord is involved with the ownership or operation of the Project Improvements.

8.2 Covenant To Operate.

(a) Tenant shall continually operate the Project Improvements during the Term and shall conduct its business at all times in a respectable, reputable and lawful manner in order to maximize the income generated by the operation of the Project Improvements and to maintain the Project Improvements in a first-class condition. In addition, and as a material inducement to Landlord’s agreeing to enter into this Lease with Tenant, Tenant shall continually operate the Project Improvements as a first-class apartment or office project, as applicable, with such customary ancillary uses as are permitted by Section 8.1 above, at all times until the earlier to occur of (a) Landlord permanently ceases to operate the Station as a transit station, or (b) the fifteenth (15th) anniversary of the Opening Date. Notwithstanding the foregoing, Tenant shall not be in default of its obligations under this Section 8.2 prior to Substantial Completion of the initial Project Improvements or during such time as Tenant is unable to operate the Project Improvements for any use as the result of a casualty event or a Taking, as long as Tenant otherwise is performing its obligations under this Lease, including, without limitation, Tenant’s obligations under Article 11 or 12, as applicable. Tenant’s obligations under this Section 8.2 shall be a covenant running with the Land and shall be binding on Tenant and its successors and assigns.

(b) Notwithstanding Section 8.2(a), Tenant’s failure to continually operate the Project Improvements as required under Section 8.2(a) above (a “Cessation of Operations”) shall not be an Event of Default so long as all of the following conditions are satisfied: (i) any Cessation of Operations shall not exceed a total of seven hundred twenty (720) days in any seven (7) year period during the Term; (ii) during each month of such Cessation of Operations (or portion thereof), Tenant shall pay to Landlord the Cessation of Operations Fee as liquidated damages for Landlord’s lost ridership and other benefits of having an in-service project on the Premises, and (iii) Tenant shall provide Landlord at least ninety (90) days prior written notice of such Cessation of Operations. The Cessation of Operations Fee shall be paid monthly in advance by Tenant, and Tenant shall not be entitled to any refund of any portion of the Cessation of

Operations Fee for any Cessation of Operations for a partial month. LANDLORD AND TENANT AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, ACTUAL DAMAGES TO LANDLORD IN THE EVENT OF A CESSATION OF OPERATIONS MAY BE DIFFICULT TO ASCERTAIN AND THE CESSATION OF OPERATIONS FEE IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY LANDLORD IN SUCH EVENT.

LANDLORD’S INITIALS:	/s/ Jeff P. Ordway	TENANT’S INITIALS:	/s/ Kelly Kinnon

8.3 No Partnership. It is understood that, subject to the limitations contained in this Lease, Tenant shall have control of the operation of the Project Improvements. Nothing in this Lease shall create or be construed to create a partnership or joint venture between Landlord, its successors and assigns, on the one hand, and Tenant, its successors and assigns, on the other hand.

8.4 Compliance With Legal and Insurance Requirements. In the use and occupation of the Project Improvements and the conduct of such business thereon, Tenant, at its sole cost and expense, shall promptly comply in all material respects and shall cause all Persons claiming by, through or under Tenant and the Premises to promptly comply, with all Legal Requirements and all Insurance Requirements. Tenant shall not cause or maintain any nuisance within or on the Premises.

8.5 Contest of Legal Requirements. Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any Legal Requirement. If compliance with any such Legal Requirement may be legally delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against, and without the risk of foreclosure or execution sale of the Premises or Tenant’s interest therein, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, or preventing Landlord from selling or encumbering the Land then, and only then, may Tenant delay compliance therewith until the final determination of such proceeding.

8.6 No Impairment of Landlord’s Operation of Station or Transit System. Except as expressly permitted by this Lease, Tenant shall construct, operate, and maintain the Project Improvements and the Premises so as not to threaten, endanger, interrupt, impair or unreasonably inconvenience in any way whatsoever at any time whatsoever and for an period of time whatsoever the safe and efficient operation of the Public Improvements. Tenant hereby assumes full responsibility for insuring that all tenants, licensees and other occupants of the Project Improvements, comply fully and completely with the requirements of this Section 8.6. All leases of the Project Improvements, management contracts, service contracts, maintenance contracts, licenses, concession contracts and other similar agreements entered by Tenant with respect to the Premises shall contain an express covenant that the tenant, manager, licensee, concessionaire or other contractor of the Project Improvements shall refrain from any activity that would endanger the safety of Landlord’s patrons, endanger the safe and efficient operation of the Public

Improvements, or cause an interruption in Landlord’s operation therein. No express covenant by any said tenant, manager, licensee, concessionaire or other contractor of the Project Improvements shall release Tenant from its full responsibility and liability under this Lease.

8.7 Notice of Inadequate Maintenance. In the event Landlord submits to Tenant and to any Registered Mortgagees a written notice (“Maintenance Notice”) that the Project Improvements are not being maintained as required by this Lease, such Maintenance Notice shall specify with particularity the manner in which said maintenance is inadequate. Tenant shall comply with all reasonable requests of Landlord contained in said Maintenance Notice. In the event that Landlord determines Tenant’s actions within thirty (30) days of the Maintenance Notice are insufficient in kind or unreasonably delayed, Landlord may (a) direct the performance of the maintenance work on such terms and conditions as it shall determine in its sole and absolute discretion and in such event Tenant (or, at is option, any Registered Mortgagee) shall promptly cause the maintenance work to be accomplished at no expense to Landlord, or (b) cause the necessary maintenance to be performed under its own auspices in the name of, for the account of, and at the sole cost and expense of Tenant, in which event Tenant shall fully reimburse Landlord for all reasonably necessary costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred by Landlord in connection with such maintenance work within thirty (30) days after Tenant’s receipt of Landlord’s written demand for reimbursement.

8.8 Conditions Endangering Public Improvements. In the event that any condition arises on or in any portion of the Premises, which condition Landlord determines in Landlord’s sole and absolute discretion to be an emergency condition or an immediate threat to the safety of the patrons of the Public Improvements, Landlord shall have the right, which right shall be cumulative with all other rights vested in Landlord by virtue of this Lease or otherwise, to enter the Premises and take action to remedy such threatening or dangerous condition. In such event, Tenant shall reimburse Landlord, within thirty (30) days of receipt of written demand for reimbursement, for any and all costs and expenses incurred by Landlord in connection with such remedial activities.

8.9 No Impairment of Tenant’s Operations. Landlord shall use reasonable efforts to not materially interfere with the Construction of the Project Improvements or with Tenant’s operations at the Premises.

8.10 Third Party Management. If Tenant hires a third party to manage the Project Improvements, Landlord shall have the right to Approve the management agreement between Tenant and such third party manager, which Approval shall not be unreasonably withheld, conditioned or delayed.

8.11 Non-Compete. Tenant shall not enter into any agreements with third parties to allow signage to be located on the Premises, other than agreements with Tenant’s subtenants for which Tenant receives no compensation (other than for reimbursement of installation, repair and maintenance costs), without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.

9. INSURANCE.

9.1 Insurance Required During Construction and Any Subsequent Significant Remodeling, Rebuilding and Reconstruction. Prior to commencement of any work in connection with the Construction (including demolition), significant remodeling, reconstruction, rebuilding or alteration of the Project Improvements or any other improvements (other than construction of subtenant space and other similar interior or minor construction), and until completion of such work, Tenant shall maintain or cause to be maintained, at no cost to Landlord, the types of coverage required in this Section 9.1.

9.1.1 Builders Risk (Course of Construction) Insurance. Builders risk (course of construction) insurance coverage shall be provided on a special “All Risk” basis, including the perils of flood (if required by a Leasehold Mortgagee), on the work and all property to be incorporated therein. Such coverage shall be in an amount not less than the full replacement value of the completed Project Improvements, and shall not contain any co-insurance provisions. This coverage shall include an endorsement naming Landlord as a loss payee as its interests may appear and a copy of this endorsement shall be provided to Landlord.

9.1.2 Statutory Workers’ Compensation Insurance. Statutory workers’ compensation and employer’s liability insurance for not less than one million dollars ($1,000,000) per occurrence applicable to employer’s liability insurance for all employees engaged in services or operations under this Lease and/or any construction or other contract arrangement affecting the Land or the Project Improvements. Coverage shall be specifically endorsed to include an insurer’s waiver of subrogation in favor of Landlord and its directors, officers, representatives, agents and employees, a copy of which shall be provided to Landlord. Such insurance shall include broad form all states/other states coverage. Should any such work be subcontracted, Tenant shall require each subcontractor of any tier to similarly comply with this Article 9, all in the strict compliance with Federal and State laws.

9.1.3 Commercial General Liability Insurance. Tenant shall maintain or cause to be maintained liability insurance as follows:

(a) Commercial general liability insurance for bodily injury (including death) and property damage that provides limits of not less than ten million dollars ($10,000,000) per occurrence, and ten million dollars ($10,000,000) aggregate, as respects products/completed operations. General liability limits may be achieved by combining general liability and umbrella policies.

(b) General liability insurance coverage shall include:

(i) Premises and operations;

(ii) Products/completed operations coverage that is to be maintained for five (5) years following acceptance of work by Tenant;

(iii) Contractual liability;

(iv) Broad form property damage liability;

(v) Personal injury liability;

(vi) Explosion, collapse and underground hazards;

(vii) Independent contractors;

(viii) Cross liability and severability of interests clauses providing that the insurance applies separately to each insured except with respect to the limits of liability; and

(ix) The following endorsements, copies of which shall be provided to Landlord:

(A) Inclusion of Landlord and its directors, officers, agents and employees as additional insureds with respect to this Lease; and

(B) Stipulation that the insurance is primary insurance and that neither Landlord nor its insurers be called upon to contribute to a loss.

(c) SPECIAL NOTICE—CLAIMS MADE COVERAGE: If any such liability coverage is written on a claims made basis, the certificate of insurance must clearly so state and the following additional information must be provided:

(i) Is defense coverage included in the limit (yes or no);

(ii) Aggregate limitations;

(A) General aggregate; and

(B) Products/completed operations aggregate;

(iii) Retroactive date;

(iv) Length of time for extended reporting period;

(v) Limitations on invoking reporting period (if other than nonpayment); and

(vi) Is “Notice of Circumstances” allowed (yes or no).

9.1.4 Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance coverage shall be for bodily injury (including death) and property damage that provides total limits of not less than one million dollars ($1,000,000) combined single limit occurrence applicable to all owned, non-owned and hired vehicles.

9.2 Insurance Required After Construction. After completion of Construction Tenant shall maintain or cause to be maintained as applicable, at no cost or expense to Landlord, the following coverage:

9.2.1 Property Insurance. Prior to the termination of the builders risk (course of construction) insurance required by Section 9.1.1, Tenant, at its sole cost and expense, shall arrange property insurance as described below. Tenant shall continuously keep the Premises and all machinery, furniture, fixtures and equipment owned by Tenant and located thereon or used in connection therewith, insured during the Term for the mutual benefit of Tenant and Landlord as required by this Section 9.2.1.

(a) Such insurance shall include Tenant as named insured and Landlord as an additional insured and shall provide coverage on virtually an all risk basis, including the peril of flood (if required by a Leasehold Mortgagee).

(b) Such insurance shall be on a replacement cost basis in an amount not less than the then current one hundred percent (100%) replacement cost, which at inception is not less than the cost of the initial Project Improvements, and with a deductible subject to the Approval of Landlord.

(c) Such insurance shall include coverage for the demolition of a damaged structure and for increased costs of reconstruction arising from or caused by changes in building codes and other laws.

(d) Such insurance shall also include comprehensive boiler and machinery coverage for all objects, including but not limited to boilers, pressure vessels, pressure piping and other major components or any centralized heating, air conditioning and cooling system and elevator system.

(e) Business interruption insurance shall be included in an amount sufficient to cover (i) the Rent payable hereunder and Tenant’s fixed operating expenses, both for a period of twelve (12) months from the date of any insured loss and (ii) additional expenses incurred following a loss to continue operations and/or minimize the suspension of business.

9.2.2 Statutory Workers’ Compensation Insurance. Statutory workers’ compensation and employer’s liability insurance for not less than one million dollars ($1,000,000) per occurrence applicable to employer’s liability insurance for all employees engaged in services or operations under this Lease and/or any construction or other contract arrangement affecting the Land or the Project Improvements. Coverage shall be specifically endorsed to include an insurer’s waiver of subrogation in favor of Landlord and its directors, officers, representatives, agents and employees, a copy of which shall be provided to Landlord. Such insurance shall include broad form all states/other states coverage. Should any such work be subcontracted, Tenant shall require each subcontractor of any tier to similarly comply with this Article 9, all in the strict compliance with Federal and State laws.

9.2.3 Commercial General Liability Insurance. Tenant shall maintain or cause to be maintained liability insurance as follows:

(a) Commercial general liability insurance for bodily injury (including death) and property damage that provides limits of not less than ten million dollars ($10,000,000) per occurrence, and ten million dollars ($10,000,000) aggregate, as respects products/completed operations. General liability limits may be achieved by combining general liability and umbrella policies.

(b) Liability insurance shall include the following:

(i) Premises and operations;

(ii) Contractual liability;

(iii) Broad form property damage liability;

(iv) Personal injury liability;

(v) Explosion, collapse and underground hazards;

(vi) Independent contractors;

(vii) Cross liability and severability of interests clauses providing that the insurance applies separately to each insured except with respect to the limits of liability;

(viii) Host liquor liability; and

(ix) The following endorsements, copies of which shall be provided to Landlord:

(A) Inclusion of Landlord and its directors, officers, agents and employees as additional insureds with respect to this Lease; and

(B) Stipulation that the insurance is primary insurance and that neither Landlord nor its insurers be called upon to contribute to a loss.

(c) SPECIAL NOTICE—CLAIMS MADE COVERAGE: If any such liability coverage is written on a claims made basis, the certificate of insurance must clearly so state and the following additional information must be provided to Landlord:

(i) Is defense coverage included in the limit (yes or no);

(ii) Aggregate limitations;

(A) General aggregate; and

(B) Products/completed operations aggregate;

(iii) Retroactive date;

(iv) Length of time for extended reporting period;

(v) Limitations on invoking reporting period (if other than nonpayment); and

(vi) Is “Notice of Circumstances” allowed (yes or no).

(d) Such insurance shall apply with respect to the Premises and any elevators or any escalators therein and on, in or about the adjoining sidewalks, streets and passageways.

9.2.4 Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance coverage shall be for bodily injury (including death) and property damage that provides total limits of not less than one million dollars ($1,000,000) combined single limit occurrence applicable to all owned, non-owned and hired vehicles.

9.3 Modification of Insurance Coverage. Not more frequently than once every five (5) years, either party may request modifications to the insurance coverage required to be maintained by this Article 9. In addition, either Landlord or Tenant may obtain and maintain policies of insurance other than those required to be obtained and maintained by Tenant hereunder; provided, however, that any such policy shall comply with the provisions applicable to insurance policies obtained and maintained under this Article 9.

9.4 Evidence Required. Prior to the Effective Date of this Lease and thereafter not less than thirty (30) days prior to the expiration date of each policy furnished pursuant to this Article, Tenant shall provide Landlord with a certificate of insurance executed by an authorized representative of the insurer(s) evidencing that Tenant’s insurance complies with this Article 9, including a copy of all required endorsements. An agreement number and description, assigned by the Landlord, shall be included in all insurance documents submitted.

9.5 Notice of Cancellation. All policies shall be endorsed to provide not less than thirty (30) days’ prior written notice of any cancellation, reduction or material change in coverage. Tenant shall submit certifications annually to Landlord confirming that the insurance required has been renewed and continues in place.

9.6 Qualifying Insurers. All policies required by this Article shall be issued by companies that hold a current policyholder alphabetic and financial size category rating of not less than A:VIII according to Best’s Insurance Reports.

9.7 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (a) damages for injury or death of Persons, (b) damage to property, (c) damage to the Premises or any part thereof, or (d) claims arising by reason of any of the foregoing, to the amount and extent that such damages and/or claims are covered (and only to the extent of such coverage) by insurance actually carried by either Landlord or Tenant. This provision is intended to restrict each party (as permitted by law) to recovery against insurance carriers to the extent of such coverage, and waive fully, and for the benefit of each, any rights and/or claims that might give rise to a right of subrogation in any insurance carrier.

9.8 Proceeds. With respect to builders’ risk (course of construction) and all-risk property insurance, Landlord shall not interfere with Tenant’s adjustment of loss. Such insurance proceeds shall be held by any Registered Mortgagee, or alternatively by any institutional lender or trust company satisfactory to Landlord, Tenant and any Registered Mortgagee and shall be applied in accordance with the provisions of this Lease. Any Registered Mortgagee shall have the right, to the extent same is granted in its Leasehold Mortgage, to participate in any settlement or adjustment of losses.

9.9 Compliance. Tenant shall observe and comply with the requirements of all policies of commercial general liability, property and other policies of insurance at any time in force with respect to the Premises, and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that, at all times, companies of good standing satisfactory to Landlord shall be willing to write or to continue such insurance. Tenant shall, in the event of any violations or attempted violations of the provisions of this Section by any subtenant, licensee or other user of any portion of the Premises, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

10. REPAIRS AND MAINTENANCE.

10.1 Tenant’s Ongoing Maintenance Obligation. Tenant shall throughout the Term of this Lease, without cost to Landlord, take good care of the Premises and keep the same in good and sanitary order, condition and repair comparable to that of other first-class apartment or office projects, as applicable, and shall promptly, at Tenant’s own cost and expense, make all necessary repairs and replacements, whether interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, to keep the Premises in a first-class, safe, clean and sanitary condition that is in compliance with all Legal Requirements. When used in this Article, the term “repairs” shall include modifications, additions, deletions, alterations, replacements or renewals when necessary, and all such repairs made by Tenant shall be at least equal in quality and class to the original work. Tenant shall keep and maintain all portions of the Premises and the sidewalks adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish. Any repairs, modifications or improvements that require the issuance of any building permit shall be performed in accordance with the provisions of Article 7 of this Lease.

10.2 Landlord’s Consent Required. If Tenant wishes to make any repairs, modifications or improvements to the Premises that materially affect the value of the Premises or materially change the external structure or appearance of the Premises, then Tenant shall submit to Landlord for Landlord’s Approval documentation that describes the desired repairs, modifications or improvements, including building elevations, building materials and components, samples of proposed exterior building materials, and the like, to the extent relevant to the particular repair, modification or improvement. Landlord’s Approval shall be given within a reasonable period of time and shall not be unreasonably withheld, conditioned or delayed, provided that the proposed repair, modification or improvement shall not, in Landlord’s reasonable judgment, impair the value or structural integrity of the Project Improvements or not be in harmony with neighboring buildings or consistent with the Site Plan.

11. DESTRUCTION AND RESTORATION.

11.1 Tenant’s Repair Obligation. In case of damage to or destruction of the Project Improvements or any part thereof by fire or other cause at any time during the Term of this Lease, Tenant, at Tenant’s sole cost and expense, shall restore the same as nearly as possible to their value, condition and character immediately prior to such damage or destruction. Such restoration shall be commenced and prosecuted with due diligence and in good faith, Unavoidable Delays excepted, and in accordance with Article 7 of this Lease. In case of damage to or destruction of the Project Improvements by fire or other cause resulting in a loss exceeding in the aggregate one hundred thousand dollars ($100,000), Tenant shall promptly give Notice thereof to Landlord. Notwithstanding the foregoing, in the event of a casualty event in which the cost of repairing the Project Improvements would exceed fifty percent (50%) of the fair market value of the Project Improvements immediately prior to such casualty event (as reasonably determined by Landlord and Tenant), Tenant shall have the right to terminate this Lease by giving Landlord written notice of such election within sixty (60) days after the casualty event, provided that each of the following conditions is satisfied, in which event this Lease shall terminate as of the date that Tenant all of such conditions: (a) Tenant shall, unless directed otherwise by Landlord, demolish any remaining Project Improvements, restore the Premises to the condition it was in prior to the Effective Date and vacate the Premises; (b) deliver to any Registered Mortgagee insurance proceeds in the amount necessary to pay the principal balance of the Leasehold Mortgage, after deduction of the amounts necessary to satisfy Tenant’s obligations under clause (a) or receipt by Landlord of other security sufficient to ensure that the obligations of Tenant under clause (a) will be satisfied; (c) deliver to Landlord all insurance proceeds paid or payable to Tenant as a result of the casualty event to the extent not used by Tenant to satisfy its obligations under clauses (a) and (b); and (d) pay to Landlord all Rent accruing under this Lease through the termination date. In addition, Tenant acknowledges and agrees that it shall not be entitled to a refund of any portion of the Prepaid Base Rent.

11.2 Insurance Proceeds.

(a) All insurance proceeds paid either to Tenant or to a Person described in Section 9.8 on account of any damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss (which costs, fees and expenses shall be reimbursed to the party incurring such expenses), shall be applied to the payment of the cost of the restoration or repairs of such damage or destruction. Such work may include the cost of demolition and temporary repairs and for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the “restoration”). Such proceeds held by a trustee shall be paid out from time to time to Tenant or in accordance with its directions, as such restoration progresses.

(b) If the insurance money at the time held by a Person described in Section 9.8, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient in the judgment of any Registered Mortgagee or Landlord to pay the entire cost of such restoration, Tenant shall, upon demand of the Registered Mortgagee or Landlord, either pay the deficiency to the trustee prior to commencement or continuation of construction or provide adequate security to guarantee the payment of such costs. Such security may be in the form of a letter of credit, bank guarantee, unconditional loan commitment or other guarantee satisfactory to the Registered Mortgagee or Landlord, as applicable.

(c) Upon the receipt by Landlord of satisfactory evidence that the restoration has been fully completed and paid for in full and that there are no liens of the character referred to in Article 13, and there is no Event of Default under the terms, conditions, covenants and agreements of this Lease that can be cured by the payment of money or any breach hereunder that has become an Event of Default, any balance of the insurance proceeds at the time held by any insurance trustee shall be paid to Tenant.

11.3 Rent Abatement. In the event of a casualty, Tenant shall not be entitled to any abatement of Rent.

11.4 Waiver of Statutory Provisions. Tenant hereby waives the provisions of Sections 1932, 1933, 1941 and 1942 of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.

12. CONDEMNATION.

12.1 Partial Condemnation. If (a) there occurs a partial Taking of the Project Improvements or the Land in or by condemnation or other eminent domain proceedings pursuant to any law, general or special or (b) the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then, in either event, this Lease shall continue in full effect notwithstanding such partial Taking or requisition. Tenant shall, at its expense, repair and restore any damage caused by any such partial Taking or requisition, so that after the completion of such restoration the Project Improvements shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such partial Taking or requisition. Such restoration shall be performed in accordance with Article 7 of this Lease. In the event of any temporary requisition, Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition. The net award for any partial Taking shall be deposited and disbursed in the same manner as insurance proceeds are disbursed pursuant to Article 11.2. Upon completion of such restoration, any portion of the award then remaining will be allocated as follows:

(a) First to Landlord, to the extent of the fair market value of the Land (as encumbered by this Lease) as to the portion of the Land so taken, as of the date of the Taking;

(b) Second, to Tenant, to the extent of the fair market value of the Project Improvements (plus any portion of the award recoverable by Tenant for diminution in value of the Project Improvements because of a taking of all or any portion of the north parking garage shown on the Site Plan), but only to the extent that the condemnation proceeds for such Project Improvements were not used for restoration of the Project Improvements or for any costs of demolition or removal of portions of the Project Improvements so taken; and

(c) Third, the ratio of the fair market value of the Land to the combined fair market value of the Land and the Project Improvements (the “Land Ratio”) and the ratio of the fair market value of the Project Improvements to the combined fair market value of the Land and the Project Improvements (the “Project Improvements Ratio”), with Landlord being entitled to receive an amount equal to the balance multiplied by the Land Ratio, and Tenant being entitled to receive an amount equal to the balance multiplied by the Project Improvements Ratio.

If the cost of any repairs required to be made by Tenant pursuant to this Section shall exceed the amount of the net award, the deficiency shall be paid by Tenant. No payments shall be made to Tenant pursuant to this Section if an Event of Default shall have happened and be continuing under this Lease unless and until such Event of Default shall have been cured or removed.

12.2 Total Taking. In the event of a Taking of the Project Improvements or the Land of such magnitude that it is not feasible to restore the Project Improvements pursuant to Section 12.1, then this Lease shall terminate as of the date of such Taking, Rent and other charges payable by Tenant hereunder shall be abated as of the date of the Taking, and Tenant shall be discharged from any responsibility to restore the Project Improvements. No Prepaid Base Rent shall be refunded. In such event, the award for such Taking shall be allocated as follows:

(a) First, to Landlord until Landlord has received the fair market value of the Land;

(b) Second, to Tenant until Tenant has received the fair market value of its leasehold estate;

(c) Third, the balance of such proceeds shall be allocated between Landlord and Tenant, with Landlord being entitled to receive an amount equal to the balance multiplied by the Land Ratio, and Tenant being entitled to receive an amount equal to the balance multiplied by the Project Improvements Ratio.

12.3 Condemnation Award Defined. For the purposes of this Article, all amounts paid pursuant to any agreement with any condemning authority that has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

12.4 Abatement or Reduction of Rent. In the event of a Taking, Tenant shall not be entitled to any abatement or reduction of Rent, except as expressly provided in Section 12.2 above.

12.5 Lease Provisions Controlling. The provisions of this Lease shall determine the rights and obligations of the parties in connection with any condemnation. Landlord and Tenant understand and agree that the provisions of this Article 12 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, each of the parties hereby waives any right to terminate this Lease in whole or in part under Sections 1265.110 through 1265.160 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

13. LIENS.

13.1 Discharge of Liens. During the Term of this Lease, Tenant shall not permit to remain, and shall promptly discharge, at its sole cost and expense, all Liens (other than Liens created by Landlord) upon the Premises or any part thereof; provided, however, that the existence of any mechanics’ liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the contract that is the foundation of such liens or rights thereto. Tenant shall have the right to contest with due diligence the validity or amount of any Lien or claimed Lien provided that Tenant has deposited with the court in which the proceedings are pending cash, or a bond from a reputable corporate surety or other reasonable assurance of payment by Tenant, made within thirty (30) days after the date of recording of the Lien, as assurance that any final judgment thereon, or such process as may be issued for the enforcement thereof, shall be paid and discharged forthwith. On final determination of the Lien or claim of Lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and shall have the Lien released or judgment satisfied at Tenant’s own expense. If Tenant shall fail to do so, Landlord may at its option, and upon thirty (30) days’ prior Notice to Tenant, pay any such final judgment and clear the title to the Premises therefrom. If within thirty (30) days after the date a Lien is recorded Tenant shall fail to contest with due diligence the validity or amount of any such Lien or claimed Lien, Landlord may, but shall not be required to, contest the validity or amount of any such Lien or claimed Lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be Additional Rent and shall be payable to Landlord by Tenant on demand.

13.2 Notice of Nonresponsibility. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Land, the Project Improvements and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least ten (10) Business Days’ prior Notice of commencement of any Construction on the Premises.

13.3 Notice of Liens. Should any Lien be filed against the Premises or should any action of any character affecting the title hereto be commenced, Tenant shall give Landlord Notice thereof as soon as notice of such Lien or action comes to the knowledge of Tenant.

14. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS. If Tenant shall at any time fail to pay any Imposition or other charge in accordance with Article 5 within the time period therein permitted, or shall fail to pay for or maintain any of the insurance policies required in Article 9 within the time therein permitted, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder within the time permitted by this Lease, then Landlord, after thirty (30) days’ Notice to Tenant (or, in case of an emergency, on such notice, or without notice, as may be reasonable under the circumstances), and without waiving or releasing Tenant from any obligation of Tenant hereunder, may (but shall not be required to): (a) pay such Imposition or other charge payable by Tenant pursuant to the provisions of Article 5, or (b) pay for and maintain such insurance policies provided for in Article 9, or (c) make such other payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at a rate equal to the greater of (a) twelve percent (12%) per annum, or (b) five percent (5%) above the Prime Rate compounded quarterly (not to exceed, however, the maximum legal rate then permitted by law), calculated from the respective dates of Landlord’s making of each such payment or incurring of each cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages that Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and that would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including attorneys’ fees, suffered or incurred by reason of damage to, or destruction of, the Project Improvements, occurring during any period in which Tenant shall have failed or neglected to provide insurance as aforesaid.

15. INDEMNIFICATION BY TENANT.

15.1 Scope of Indemnification. Except with respect to Hazardous Materials, which are governed by Article 16, Tenant shall indemnify, protect and defend Landlord and its directors, officers, employees and agents, against, and hold Landlord and its directors, officers, employees and agents, harmless from, any and all liabilities, obligations, losses, damages, fines, penalties, claims, demands, suits, actions, causes of action, charges, judgments, costs and expenses (including all reasonable architects’ and attorneys’ fees and court costs) (collectively, “Losses”) of any nature whatsoever, including but not limited to any Losses to or resulting from Landlord’s inability to use or interference with the Public Improvements, arising from, or in connection with, any of the following occurring during the Term:

(a) Any injury to or death of any Person or any damage to property occurring from any use of or cause in, on or about the Premises or any part thereof, or any adjacent street, alley, sidewalk, curb or passageway;

(b) Any injury to or death of any Person or any damage to property occurring from any use of or cause in, on or about the Premises caused by Tenant or its directors, officers, employees, agents or invitees;

(c) The use, non-use, condition, possession, occupation, operation, repair, maintenance or management of the Premises or any part thereof;

(d) Any Construction, reconstruction, repairs, changes or alterations on or to, or any work done in, on or about, the Premises or any part thereof including, without limitation thereto, the Construction of the Project Improvements or any other improvements, or any work done in connection therewith;

(e) Any negligent or tortious act on the part of Tenant or any of its agents, contractors, employees, successors and assigns, sublessees, licensees or invitees;

(f) Failure of Tenant to maintain the Premises and the adjoining streets, alleys, ways, sidewalks, curbs, passageways or adjacent spaces in good and sanitary order, condition or repair;

(g) Failure of Tenant to perform or comply with any term, covenant or condition of this Lease; or

(h) Violation by Tenant of any contract or agreement to which Tenant is a party or any Legal Requirement, in each case affecting the Premises, or any part thereof, or the ownership, occupancy, use, possession, operation, repair, maintenance or management of the Premises.

15.2 Exclusions. There is hereby expressly excluded from the scope of the foregoing indemnity any Losses to the extent resulting from the gross negligence or willful misconduct of Landlord and its directors, officers, employees, agents, contractors and licensees.

15.3 Tender of Defense. If any action or proceeding the subject of this Article 15 is brought against Landlord or its directors, officers, agents, employees, contractors or licensees, Tenant shall, upon Notice from Landlord and at Tenant’s expense, defend such action or proceeding through counsel reasonably acceptable to Landlord.

15.4 Consequential Damages Limitation. Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to indemnify Landlord for or pay to Landlord consequential damages under this Lease, other than for lost revenue at the Station, and, to the extent deemed consequential damage and not otherwise included in such lost revenue, the Cessation of Operations Fee referenced in Section 8.2(b) above.

15.5 Survival. The provisions of this Article 15 shall survive the termination of this Lease.

16. HAZARDOUS MATERIALS.

16.1 Definition of Hazardous Materials. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or any substance that is or becomes regulated by any local governmental authority, the state in which the Premises is located, or the United States Government. The term “Hazardous Material” includes, but is not limited to, any material or substance that is (a) designated as a “hazardous substance” pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1321), (b) designated as a “toxic pollutant” pursuant to section 307 thereof (33 U.S.C. § 1317), (c) defined as a “hazardous waste” pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. § 6903), (d) defined as a “hazardous substance” pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601, et seq.), (e) asbestos, (f) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (g) petroleum products, (h) polychlorinated biphenyls, (i) urea formaldehyde, (j) radon gas, (k) radioactive matter, (1) medical waste, and (m) chemicals that may cause cancer or reproductive toxicity.

16.2 Definition of Environmental Requirements. As used herein, the term “Environmental Requirements” means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or that may hereafter be in force relating to protection of human health or the environment from Hazardous Material, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Material.

16.3 General Obligations. Tenant shall not bring or keep, or permit to be brought or kept, on or about any part of the Premises any Hazardous Materials. Tenant shall not manufacture, generate, treat, handle, store or dispose of any Hazardous Materials on or about any part of the Premises, or use the Premises for any such purpose, or emit, release or discharge any Hazardous Materials into any air, soil, surface water or groundwater comprising the Premises, or permit any Person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all Persons using or occupying the Premises to comply, with all Environmental Requirements applicable to the Premises, the use or occupancy of the Premises or any operation or activity thereon. Tenant shall immediately furnish Landlord with copies of any (a) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions on the Premises, and (b) notices or other communications sent by or on behalf of Tenant to any Person relating to Environmental Requirements or Hazardous Materials.

16.4 Notice of Violations. Tenant shall, within ten (10) days after Tenant’s receipt thereof, give written notice to Landlord of any notice or other communication regarding any (a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material to or from the Premises, or (c) the existence of Hazardous Material in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

16.5 Tenant Indemnification. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation, arising from or related to the introduction on or after the Effective Date of Hazardous Material brought in or on the Premises or the actual or threatened migration on or after the Effective Date of Hazardous Material originating from the Premises that were not located on or under the Premises before the Effective Date or the occurrence on or after the Effective Date of a violation of Environmental Requirements by Tenant with respect to the Premises. To the extent Tenant has an indemnification obligation under this Section 16.5, Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any Hazardous Material in, under or on the Premises on or after the Effective Date or to remedy actual or threatened migration from the Premises of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements. This Section 16.5 shall survive termination of this Lease.

16.6 Landlord Indemnification. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, and costs and expenses of investigation, arising from or related to the existence prior to the Effective Date of Hazardous Material brought in, on or under the Land or the actual or threatened migration prior to the Effective Date of Hazardous Material from the Land or the existence prior to the Effective Date of a violation of Environmental Requirements by Landlord with respect to the Land. To the extent Landlord has an indemnification obligation under this Section 16.6, Landlord shall, to the reasonable satisfaction of Tenant, perform all remedial actions necessary to remove any Hazardous Material in or on the Land or to remedy actual or threatened migration from the Property of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided, however, such remedial action is required under Environmental Requirements. This Section 16.6 shall survive termination of this Lease.

16.7 Permitted Activities. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall be permitted to store and use on the Premises from time to time certain Hazardous Material whose nature and quantities are customary in connection with the permitted uses of the Premises, but only in amounts and for purposes that comply with Environmental Requirements and that Tenant shall not be required to provide Landlord with specific notice of any such storage or use; provided, however, that Tenant shall at all times comply with all Environmental Requirements pertaining to any such Hazardous Material.

17. SURRENDER OF THE PREMISES.

17.1 Surrenders. On the last day of the Term or upon any earlier termination of this Lease pursuant to the terms hereof, or upon any reentry by Landlord upon the Premises pursuant to Article 18, Tenant shall surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear excepted, free and clear of any Hazardous Material for which Tenant is responsible hereunder and all Liens and encumbrances (including, without limitation, any sublease of this Lease), other than the Permitted Exceptions or those created by Landlord. Title to all personal property of Tenant located in or upon the Premises shall remain in Tenant, and upon the expiration or earlier termination of this Lease the same may, and upon the demand of Landlord shall, be removed and any resultant damage to the Premises shall be repaired by and at the expense of Tenant. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant’s expense, or, at Landlord’s election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any Person holding a perfected security interest therein. Tenant shall execute, acknowledge and deliver to Landlord such instruments of further assurance in recordable form as in the opinion of Landlord are necessary or desirable to release and quitclaim to Landlord all right, title and interest of Tenant in and to the Premises.

17.2 Demolition Fund. Notwithstanding anything in Section 17.1 to the contrary, Landlord shall have the right, by giving Tenant written notice at least five (5) years prior to the Expiration Date, to require that Tenant deliver the Premises to Landlord on the Expiration Date in the same condition the Premises was delivered to Tenant, with all Project Improvements demolished and all debris removed from the Land. If Landlord elects to exercise such right, Landlord also shall deliver to Tenant, concurrently with Landlord’s notice that it is exercising such right, an estimate of the cost of such demolition and debris removal (the “Estimated Demolition Cost”) from a third party contractor experienced in such matters. On the first day of each and every month for the remainder of the Term, Tenant shall deposit one-sixtieth (1/60th) of the total Estimated Demolition Cost into escrow with a third party and pursuant to an escrow agreement mutually acceptable to Landlord and Tenant in the exercise of their reasonable discretion. Tenant shall be entitled to use such escrowed funds to pay for the cost of such demolition and debris removal, and, if Tenant defaults in its obligations to perform such demolition and debris removal under this Section 17.2, Landlord shall have the right (without in any way limiting Landlord’s other rights or remedies resulting from a default by Tenant) to use the escrowed funds to perform such obligations for Tenant. If any escrowed funds remain after Tenant has fully complied with its obligations under this Section 17.2, Tenant shall be entitled to receive such excess funds. If the escrowed funds are not sufficient to pay for the required demolition and debris removal, Tenant shall pay for such shortfall.

18. DEFAULT BY TENANT.

18.1 Events of Default. The occurrence of any of the following shall constitute a breach of this Lease and an Event of Default by Tenant:

(a) any failure by Tenant to pay any Rent or to make any other payment required to be made by Tenant hereunder when due and such failure continues for five (5) days after notice from Landlord to Tenant of such failure;

(b) the abandonment of the Premises by Tenant or the breach by Tenant of any of its obligations under Section 8.2;

(c) a failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant other than those referred to in another subsection of this Section 18.1, where such failure continues for thirty (30) days; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall commence such cure within the initial thirty (30) day period and thereafter diligently prosecute the cure to completion as soon as reasonably possible;

(d) the making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any present or future law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days;

(e) if at any time Tenant is unable to purchase (irrespective of premium cost) any type of insurance required hereunder, or its able to purchase the type but in amounts of liability less than those required hereunder and such breach is not cured within ten (10) Business Days of its occurrence; or

(f) the Opening Date has not occurred by the Completion Due Date and Tenant has not paid the Completion Delay Payment as and when required by Section 7.2.1.

18.2 Landlord’s Right to Terminate. Subject to the rights of any Registered Mortgagee to cure an Event of Default pursuant to Section 21.3(b), if any such Event of Default shall occur, then in addition to any other remedies available to Landlord at law or in equity or in the succeeding Sections, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Notice of such intention to terminate the Lease. If Landlord shall so elect, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid Rent that had been earned at the time of such termination; plus

(b) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided as computed pursuant to California Civil Code Section 1951.2(b); plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom; plus

(e) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used herein, the words “time of the award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court, other legally constituted body, or any arbitrator(s), determining the amount recoverable, whichever first occurs. Any claims for damages pursuant to the foregoing provisions shall be immediately enforceable by Landlord against Tenant by suit and shall be provable in any bankruptcy or insolvency proceedings involving Tenant. As used in subparagraphs (a) and (b) above, the “worth at the time of award” is computed by allowing interest at a rate equal to the greater of twelve percent (12%) per annum, or five percent (5%) over the Prime Rate in effect at the time of award, not to exceed the maximum legal rate permitted by law. As used in subparagraph (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

18.3 Landlord’s Right of Reentry. If any such Default occurs, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all Persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

18.4 Landlord’s Right to Relet the Premises. In the event of the vacation or abandonment of the Premises by Tenant, or if Landlord shall elect to reenter as provided in Section 18.3 or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 18.2, then Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. If Landlord elects to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should the amount of rental received from such reletting during any month that is applied to the payment of Rent hereunder be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

18.5 No Automatic Termination. No reentry or taking possession of the Premises by Landlord pursuant to Sections 18.3 or 18.4 shall be construed as an election to terminate this Lease unless a Notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Event of Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Event of Default.

19. ASSIGNMENT AND SUBLETTING.

19.1 Assignments Requiring Landlord’s Approval. Tenant shall not Transfer any or all of the right, title and estate of Tenant in the Premises or in this Lease, or more than fifty percent (50%) (on a consolidated basis) of the stock, partnership interest or membership interests in Tenant, without the prior Approval of Landlord, which Approval shall not be unreasonably withheld, conditioned or delayed. The Approval by Landlord of one Transfer shall not be deemed to be an Approval by Landlord of any subsequent Transfer. If the Transfer is Approved by Landlord and the Transfer occurs, the transferor shall be released from liability accruing under this Lease after the date of such Transfer.

19.2 Subletting. Tenant shall not sublet all of the Project Improvements or its entire leasehold estate in the Premises, without the prior Approval of Landlord, which Approval shall not be unreasonably withheld, conditioned or delayed; and no such subletting shall relieve Tenant of any liability or obligation under this Lease. Notwithstanding the foregoing, Tenant may sublease apartment or office units, as applicable, to the subtenants for their occupancy without Landlord’s consent, provided the term of such sublease does not extend beyond the Term and provided the sublease otherwise is made subject and subordinate to this Lease.

19.3 Transfer of Partnership Interest or Corporate Stock or Assets. A sale, transfer or assignment of a general partner’s interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of fifty percent (50%) or more of the voting stock or voting interest of Tenant if Tenant is a corporation or limited liability company, or the sale of all or substantially all of the Tenant’s assets, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord’s consent in accordance with Section 19.1 above; provided, however, that Landlord’s consent shall not be required in connection with a Transfer to an Affiliate of Workday, Inc.

19.4 Documentation. Tenant agrees that any instrument by which Tenant transfers this Lease or any interest therein or sublets or otherwise transfers all or any portion of the Premises shall expressly provide that the transferee may not further assign this Lease or any interest therein or sublet the sublet space (other than occupancy subtenants described in the last sentence of Section 19.2 above) without Landlord’s prior written consent (which consent shall be subject to the provisions of this Article 19), and that the transferee will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. Upon Tenant’s request, Landlord will execute and deliver to Tenant and any subtenant occupying at least twenty-five thousand (25,000) rentable square feet of office space or five thousand (5,000) rentable square feet of retail space a non-disturbance and attornment agreement on a form reasonably acceptable to Landlord and consistent with the terms of this Lease. No permitted transfer shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the transferee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or transferee to execute any such instrument shall not release or discharge the subtenant or transferee from its liability as set forth above.

19.5 Effect of Invalid Assignment. Any sublease or transfer made contrary to the terms of this Article shall be void and shall constitute a material breach of this Lease.

20. LANDLORD’S RIGHT TO MORTGAGE AND SELL OR ASSIGN.

20.1 Mortgage by Landlord. Landlord shall have the right at all times to Mortgage or hypothecate its ownership of the Land and its interest in this Lease; provided, however, that such fee Mortgage or encumbrance shall at all times be subject and subordinate to this Lease, the leasehold estate of Tenant created hereby, and any Leasehold Mortgage encumbering this Lease and any new lease given pursuant to Section 21.3(d) (the mortgagee or beneficiary under any such Mortgage being called herein the “Fee Mortgagee”). Without limiting the generality of the foregoing, in the event of a foreclosure of any such Fee Mortgage, or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut-off or foreclosed, nor will the rights and possession of Tenant hereunder be disturbed, if no Event of Default has occurred in the payment of Rent due or the performance of Tenant’s other obligations hereunder. Upon the request of any Fee Mortgagee, Tenant shall execute any amendment to this Lease that does not, in the opinion of Tenant’s counsel, adversely affect Tenant’s rights hereunder.

20.2 Sale by Landlord.

20.2.1 Landlord’s Right to Sell. Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell, transfer, assign or convey all or any portion of the right, title and estate of Landlord in the Land and in this Lease; provided, however, that in each such instance any such sale, transfer, assignment or conveyance shall by its express terms recognize and confirm (i) that such sale, transfer, assignment or conveyance is in all respects subject to the Lease and to the leasehold estate of Tenant created by this Lease; and (ii) the right of possession of Tenant to the Premises and Tenant’s other rights arising out of this Lease shall not be affected or disturbed in any way by any such sale, transfer, assignment or conveyance. Landlord agrees to provide Tenant with written notice of Landlord’s intent to sell, transfer, assign or convey the Land prior to Landlord’s soliciting bids from the public or otherwise entering into an agreement to sell, transfer, assign or convey the Land. Any other provision of this Lease to the contrary notwithstanding, each covenant, agreement or obligation of Landlord under this Lease relating to the ownership or use of the Project Improvements is intended to and shall constitute a covenant running with the title to the Land and shall be binding upon the owner from time to time of the Land.

20.2.2 Notice of Sale. In the event that Landlord proposes to sell the Land and/or transfer its interest in the Lease during the Term, Landlord shall use good faith efforts to send Tenant written notice of the same prior to or concurrent with public notification of such sale.

20.3 Termination of Landlord’s Liability. At such time and each such time as Landlord shall sell, transfer, assign or convey the entire right, title and estate of Landlord in the Land and in this Lease and shall turn over to the transferee any funds or other property then held by Landlord under this Lease in which Tenant has an interest, all obligations and liability on the part of Landlord arising under this Lease after the effective date of such sale, transfer, assignment or conveyance shall terminate as to the transferor, and thereupon all such liabilities and obligations shall be binding upon such new owner of the entire right, title and estate of Landlord in the Premises and in this Lease.

21. TENANT’S RIGHT TO HYPOTHECATE LEASE.

21.1 Mortgage by Tenant, Tenant may from time to time execute one or more Leasehold Mortgages encumbering all or any portion of the right, title and estate of Tenant in the Premises or in this Lease, provided that such Leasehold Mortgages shall at all times be subject and subordinate to, and shall not affect or become a lien upon, Landlord’s right, title or estate in the Premises or in this Lease. If Tenant shall subject all or a portion of its right, title or estate in the Premises or in this Lease to a Leasehold Mortgage, and if the Leasehold Mortgagee shall forward to Landlord a copy of such Leasehold Mortgage, together with a Notice setting forth the name and address of the Leasehold Mortgagee (in each such instance, a “Registered Mortgagee”), then, until such time, if any, that such Leasehold Mortgage shall be satisfied on the Official Records, such Registered Mortgagee shall be entitled to the rights and protections set forth in Section 21.3. The obligations secured by any Leasehold Mortgage shall be payable in full at least one (1) year prior to expiration of the Term.

21.2 Leasehold Mortgagees Criteria. The loan evidenced by any such Leasehold Mortgage shall be issued only by responsible bona fide institutional lenders. The term “institutional lender” shall consist of any one or combination of the following lending institutions: a national or state bank, a federal or state savings and loan association, an insurance company, a trust company, a pension, retirement or welfare fund, a foreign bank agency licensed in California, or any other Person having a net worth of one hundred million dollars ($100,000,000) or more whether or not a so-called institution. The term “responsible bona fide” shall mean at the time the loan is made or the contract or commitment to enter into the loan is entered into, a lender who is one of the ten (10) largest banking institutions qualified to do business in the State of California; or one of the ten (10) largest insurance lending institutions in the United States qualified to do business in the State of California; or any other Person (which may include a bank or insurance institution) engaged in the ordinary course of business as a lender with net unencumbered assets in the amount of not less than one hundred million dollars ($100,000,000) that is duly licensed or registered with any regulatory agency having jurisdiction over its operation, if any, and is not under any order or judgment of any court or administrative agency restricting or impairing its operation as a lender where the restriction or impairment would be directly related to the proposed loan to Tenant.

21.3 Notice to and Rights of Registered Mortgagees.

(a) When giving Notice to Tenant with respect to any Event of Default, Landlord shall also serve a copy of each such Notice upon any Registered Mortgagee. No Notice of Event of Default under this Lease shall be effective or binding upon the Registered Mortgagee unless and until a copy thereof shall have been served on the Registered Mortgagee. To the extent any Leasehold Mortgage grants to the Registered Mortgagee such right, the Leasehold Mortgagee may perform any term, covenant, agreement or condition of this Lease on Tenant’s part to be performed, and remedy any Event of Default, and Landlord shall accept such performance on the part of any Registered Mortgagee as though the same had been done or performed by Tenant.

(b) In case of an Event of Default in the payment of money, Landlord shall take no action to effect a termination of this Lease by reason thereof unless such Event of Default has continued beyond thirty (30) days after Landlord shall have served a copy of such Notice upon Tenant and any Registered Mortgagee, it being the intent hereof and the understanding of the parties that any Registered Mortgagee shall be allowed up to, but not in excess of, thirty (30) days to cure any Event of Default in the payment of Rent or in the making of any other monetary payment required under the terms of this Lease.

(c) In the case of any other Event of Default, Landlord shall take no action to effect a termination of this Lease by reason thereof unless such Event of Default has continued beyond the grace period available to Tenant for curing such Event of Default, and then only after Landlord shall have given to all Registered Mortgagees sixty (60) days after the expiration of Tenant’s grace period for curing such Event of Default within which either:

(i) To commence and diligently proceed to cure such Event of Default, if such Event of Default is susceptible of being cured by the Registered Mortgagee without the Registered Mortgagee obtaining possession of the Premises;

(ii) To obtain possession of the Premises (including possession by a receiver) and to commence and diligently prosecute to completion the cure of such Event of Default in the case of an Event of Default that is susceptible of being cured when the Registered Mortgagee has obtained possession thereof; or

(iii) To institute foreclosure proceedings and thereafter to complete such foreclosure proceedings or otherwise acquire Tenant’s interest under this Lease with reasonable and continuous diligence. A Registered Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if the Event of Default that prompted the service of such a Notice has been cured. A Registered Mortgagee shall have no obligation to cure any Event of Default that is not susceptible of being cured by the Registered Mortgagee until after it obtains possession of the Premises. The prior written consent of Landlord shall not be required to a transfer of this Lease at a foreclosure sale under the Leasehold Mortgage, under judicial foreclosure or by assignment in lieu of foreclosure or to any subsequent transfer by the Registered Mortgagee if the Registered Mortgagee is the purchaser at such foreclosure sale.

(d) If this Lease is terminated by Landlord on account of any Event of Default, Landlord shall give prompt Notice thereof to each Registered Mortgagee. Landlord, within thirty (30) days after receiving a written request therefor, which request shall be given within thirty (30) days after such termination, shall execute and deliver a new lease of the Land to the Registered Mortgagee or its nominee or to its purchaser, assignee or transferee, as the case may be, for the remainder of the Term of this Lease, containing the same covenants, agreements, terms, provisions and limitations as are contained herein, provided that the term of said new lease shall commence, and rent under the new lease shall accrue, as of the date of termination of this Lease, and the new tenant shall be obligated to use the Premises for the uses described in Section 8.1 hereof. Landlord and such tenant shall promptly execute, acknowledge and record in the Official Records a memorandum of such new lease, at such tenant’s expense. Simultaneously upon execution of said new lease, the Registered Mortgagee shall pay to Landlord (i) all unpaid Rent due under this Lease up to the commencement of the term of the new lease, and (ii) all costs and expenses of Landlord, including reasonable attorneys’ fees, court costs and litigation expenses incurred in connection with the Event of Default by Tenant and the termination of this Lease, and the preparation, execution and delivery of the new lease. Simultaneously therewith, Landlord shall pay over to the Registered Mortgagee or any successor Person, any income, less cost and expenses of collection, received by Landlord between the date of termination of this Lease and the date of execution of said new lease, from subtenants, licensees or concessionaires or other occupants of the Premises that shall not theretofore have been applied by Landlord towards the payment of Rent or any other sums payable by Tenant hereunder, or towards the cost of operating the Premises or performing the obligations of Tenant under this Lease. Said new lease, and this covenant, shall be superior to all rights, liens and interests intervening between the Effective Date and the date of the granting of such new lease, and shall be free of any and all rights of Tenant hereunder. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Landlord, may take all appropriate steps as shall be necessary to remove Tenant from the Premises, but Landlord shall not be subject to any liability for the payment of fees, including reasonable attorneys’ fees, costs or expenses in connection therewith; and said new tenant shall pay all such fees, including attorneys’ fees, costs and expenses or, on demand, make reimbursements therefor to Landlord and the new tenant shall commence and diligently proceed to cure all non-monetary Events of Default existing under this Lease that are reasonably susceptible of being cured. In such event, the ownership of the Project Improvements shall be deemed to have been transferred directly to such transferee of Tenant’s interest in this Lease, and the provisions of this Lease causing the Project Improvements to become the property of Landlord in the event of a termination of this Lease shall be ineffective as applied to any such termination.

(e) As long as there is a Registered Mortgagee, neither the bankruptcy nor the insolvency of Tenant shall operate or permit Landlord to terminate this Lease as long as all Rent specified in Article 4 and all other charges of whatsoever nature payable by Tenant continue to be paid in accordance with the terms of this Lease.

(f) The time available to a Registered Mortgagee to initiate foreclosure proceedings as aforesaid shall be deemed extended by the number of days of delay occasioned by judicial restriction against such initiation or occasioned by other circumstances beyond the Leasehold Mortgagee’s reasonable control.

(g) During the period that a Registered Mortgagee shall be in possession of the Premises and/or during the pendency of any foreclosure proceedings instituted by a Registered Mortgagee, the Registered Mortgagee shall pay or cause to be paid the Rent specified in Article 4 and all other charges of whatsoever nature payable by Tenant hereunder that have accrued and are unpaid and that will thereafter accrue during said period. Upon foreclosure by power of sale, judicial foreclosure, or upon acquisition of the leasehold estate by deed in lieu of foreclosure, the Registered Mortgagee may, upon Notice to Landlord but without any requirement for Landlord’s consent, sell and assign the leasehold estate hereby created. Following the acquisition of Tenant’s leasehold estate by the Registered Mortgagee or its designee, either as a result of foreclosure or acceptance of an assignment in lieu of foreclosure or by any other legal means, the Registered Mortgagee or party acquiring title to Tenant’s leasehold estate shall, as promptly as possible, commence the cure of all Events of Default hereunder to be cured and thereafter diligently process such cure to completion, except such Events of Default that cannot in the exercise of reasonable diligence be cured or performed by the Registered Mortgagee or party acquiring title to Tenant’s leasehold estate, whereupon Landlord’s right to effect a termination of this Lease based upon the Event of Default in question shall be deemed waived. Any Event of Default not susceptible of being cured by the Registered Mortgagee or party acquiring title to Tenant’s leasehold estate shall be, and shall be deemed to have been, waived by Landlord upon completion of the foreclosure proceedings or acquisition of Tenant’s interest in this Lease by any purchaser (who may, but need not be, the Registered Mortgagee) at the foreclosure sale, or who otherwise acquires Tenant’s interest from the Registered Mortgagee or by virtue of a Registered Mortgagee’s exercise of its remedies. Any Person acquiring the interest of Tenant in the Premises and in this Lease as a result of the foreclosure of a Leasehold Mortgage (or an assignment in lieu thereof) shall be liable to perform the obligations imposed upon Tenant by this Lease only during the period such Person retains ownership of the interest of Tenant in the Premises and in this Lease.

(h) Nothing herein shall preclude Landlord from exercising any of Landlord’s rights or remedies with respect to any other Event of Default by Tenant during any period of any forbearance that Landlord is required to observe under Section 21.3(b) hereof, subject to the rights of any Registered Mortgagee as herein provided.

(i) If two or more Registered Mortgagees each exercise their rights hereunder and there is a conflict that renders it impossible to comply with all such requests, the Registered Mortgagee whose Leasehold Mortgage would be senior in priority if there were a foreclosure shall prevail.

(j) Landlord shall not accept a voluntary surrender of this Lease at any time while a Leasehold Mortgage shall remain a lien on said leasehold. Landlord and Tenant shall not subordinate or subject this Lease to any Mortgage that may hereafter be placed on the fee nor amend or alter any terms or provisions of this Lease or consent to any prepayment of any Rent without securing the prior written consent of such Registered Mortgagee, which consent shall not be unreasonably withheld.

(k) Upon the request of any Registered Mortgagee, Landlord shall execute and deliver to any Person a certificate stating that this Lease is in full force and effect and that the documents creating or evidencing said leasehold estate have been duly executed by Landlord and are otherwise true and correct copies and not incomplete.

(l) Upon the request of any Registered Mortgagee, Landlord shall enter into a customary subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Landlord in conformance with the terms of this Lease.

21.4 No Merger. No merger of Tenant’s leasehold estate into Landlord’s fee title shall result or be deemed to result by reason of ownership of Landlord’s or Tenant’s estates by the same party or by reason of any other circumstances, without the prior consent of all Leasehold Mortgagees, unless such merger results from Events of Default by Tenant, where such Leasehold Mortgagees have been given an opportunity to cure and has failed to do so.

21.5 No Subordination of Fee. Landlord shall have no obligation to encumber or otherwise subordinate its fee interest in the Land to the interest of any Registered Mortgagee in the Lease or in Tenant’s leasehold estate.

22. ALTERNATIVE DISPUTE RESOLUTION PROCEDURE.

22.1 Meet and Confer. In the first phase of the ADR process, designated representatives of Tenant and Landlord, shall “meet and confer” (the “Dispute Resolution Meeting”) and attempt to resolve the dispute.

22.1.1 Meeting Request. The party seeking the Dispute Resolution Meeting (the “Requesting Party”) shall send a written request (“Meeting Request”) to the other party specifying the asserted dispute. The parties shall hold the Dispute Resolution Meeting no later than ten (10) Business Days following the date of the Meeting Request.

22.1.2 Meeting. If the Dispute Resolution Meeting is requested by Tenant, the meeting shall be held at Tenant’s counsel’s office in the San Francisco Bay Area or, if requested by Landlord, at Landlord’s headquarters in Oakland or at Landlord’s counsel’s office in the San Francisco Bay Area. The Dispute Resolution Meeting shall be attended on behalf of Landlord by its General Manager or his designee and on behalf of Tenant by Jim Shaughnessy. The parties agree to use good faith efforts to settle the matter in question at the Dispute Resolution Meeting. The Dispute Resolution Meeting shall be deemed to be settlement negotiations under California Evidence Code Section 1152 and all offers, communications, conduct, promises and statements, whether written or oral, made during such Dispute Resolution Meeting shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use at the Dispute Resolution Meeting.

22.1.3 Resolution of Dispute; Resolution Agreement. If the parties reach resolution of the matter as a result of the Dispute Resolution Meeting, the parties shall enter into a written agreement (“Resolution Agreement”) that shall set forth in reasonable detail the settlement terms, the action to be taken (if any) by either party and the period in which such action (if any) is to be completed.

22.1.4 Failure to Resolve Matter. If the parties are unable to reach resolution of the matter through the Dispute Resolution Meeting, either party shall have ten (10) Business Days following the Date of the Dispute Resolution Meeting, or such other outside settlement date set by the parties in writing, to initiate non-binding Mediation as provided in Section 22.2 below.

22.2 Mediation.

22.2.1 Commencement of Mediation. The Requesting Party may commence a process leading to one or more meetings by the parties with a neutral party in an attempt to resolve the matter in dispute (“Mediation”) by providing a written request for mediation to JAMS (or its successor) at its office in San Francisco, California and Notice to the other party pursuant to Section 24.4. The parties agree to cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of neutrals and in scheduling the Mediation proceedings. The parties agree to use their best efforts to hold the first Mediation session with the mediator within thirty (30) days after the notice commencing the Mediation. The parties covenant that they will participate in the Mediation in good faith and that they will share equally in its costs. All offers, communications, conduct, promises and statements, whether written or oral, made in the course of the Mediation by or on behalf any of the parties (including without limitation their experts and attorneys) and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the Mediation.

22.2.2 Settlement Agreement. If the parties reach resolution of the matter as a result of the Mediation, the parties shall enter into a written agreement (“Settlement Agreement”) which shall set forth in reasonable detail the settlement terms, the action to be taken (if any) by either party and the period in which such action (if any) is to be completed.

22.2.3 Failure to Resolve Matter. Either party may initiate Arbitration with respect to the matters submitted to Mediation by filing a written demand for Arbitration pursuant to Section 22.3 any time following the initial mediation session or thirty (30) days after providing the written request for mediation, whichever first occurs. The Mediation may continue after the commencement of Arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as an arbitrator in the case. The provisions of this Section 22.2 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

22.3 Arbitration of Disputes.

22.3.1 Commencement. Disputed issues arising between Landlord and Tenant under Article 7 of this Lease shall be resolved by binding arbitration (“Arbitration”) administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (the “JAMS Rules”) as modified by this Section 22.3 and after the parties attempt to resolve such dispute pursuant to Sections 22.1 and 22.2. A party desiring to initiate a permitted arbitration under this Lease shall give Notice to the other party and to the JAMS office in San Francisco, California, specifying (a) the matter to be arbitrated, (b) the section of this Lease permitting the arbitration, and (c) the name and address of the person designated to act as arbitrator, which person shall be qualified to act as arbitrator in accordance with the provisions of Section 22.3.3. Within fifteen (15) days after receipt of such Notice, the second party shall give Notice to the first party specifying the name and address of the person designated to act as arbitrator on the second party’s behalf who shall be qualified to act as arbitrator in accordance with the provisions of Section 22.3.3. If the second party fails to give Notice to the first party of the appointment of the second party’s arbitrator within the required period, the appointment of the second arbitrator shall be made by JAMS pursuant to the JAMS Rules.

22.3.2 Procedure. The arbitrators chosen in accordance with the provisions of Section 22.3.1 shall meet within ten (10) days after the second arbitrator is appointed to attempt to resolve the disputed matter. A decision in which any two (2) arbitrators concur shall in all cases be binding and conclusive upon the parties. If the two arbitrators are unable to agree upon the question at issue within ten (10) days after the first meeting, they shall within fifteen (15) days thereafter jointly appoint a third arbitrator who shall be qualified to act as arbitrator in accordance with the provisions of Section 22.3.3. If the two arbitrators are unable to agree upon a third arbitrator within such fifteen (15) day period, Landlord and Tenant shall then have an additional fifteen (15) days to select together the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within the required period, the third arbitrator shall be a neutral arbitrator appointed by JAMS pursuant to the JAMS rules. In the event of the failure, refusal or inability of any arbitrator to act, the successor shall be appointed by the party appointing such arbitrator; provided, however, that any successor to the third arbitrator shall be appointed in the same manner as the third arbitrator is to be appointed.

22.3.3 Qualifications. The arbitrators shall be chosen from a class of disinterested experts qualified by training and experience (at least 15 years) to resolve the particular issue in dispute in an informed and efficient manner.

22.3.4 Fees and Expenses; Damages; Announcement of Award. Each party shall pay the fees and expenses of its arbitrator and both shall share equally the fees and expenses of the third arbitrator. Each party shall pay the fees and expenses of its attorneys and any witnesses it may call. The arbitrators shall have the power to award damages, injunctive relief and all other remedies otherwise available at law or in equity. The Award shall be in writing, shall be made within thirty (30) days after the conclusion of any hearing or upon a summary disposition of the matter, shall be accompanied by a written opinion explaining the basis or reason for the decision and shall be communicated promptly and simultaneously to each party in writing by facsimile and personal delivery.

22.3.5 Conduct of the Arbitration. The arbitrators shall have the power to determine whether any issue is arbitrable under this Section 22.3. The arbitrators shall have the right to consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties with full right to cross examine. The arbitrators shall give a counterpart copy of their written decision to each party (the “Award”). The arbitrators shall have no power to modify the provisions of this Lease (although the arbitrators shall not be prohibited from considering written agreements and other evidence of the intent and purposes of this Lease), and the jurisdiction of the arbitrators is limited accordingly.

22.3.6 Enforcement. The judgment on the Award rendered in an Arbitration initiated and conducted in accordance with this Section 22.3 may be entered in any court of competent jurisdiction and shall be final and binding upon the parties. The Arbitration shall be conducted and determined at any location in the County or in San Francisco County, upon which the parties agree, or in one of such locations selected by the arbitrators if the parties are unable to agree on the location, in accordance with the then prevailing JAMS Rules or its successor except to the extent such rules are modified as set forth in this Section 22.3.

22.3.7 California Law Governs. The Arbitration proceedings shall be governed exclusively by the substantive and procedural laws of the State of California applicable to contracts made in and between residents of and to be performed wholly within California.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO BINDING NEUTRAL ARBITRATION.

Landlord:	/s/ Jeff P. Ordway	Tenant:	/s/ Kelly Kinnon

22.4 Miscellaneous. In no event shall Tenant have the right to initiate any phase of the ADR process with respect to a default or alleged default by Tenant under Section 18.1(d) of this Lease. Furthermore, if Tenant initiates ADR with respect to any defaults or alleged defaults under: (a) Section 18.1(a); or (b) Section 18.1(c), if such default or alleged default concerns matters relating to public health or safety or the structural integrity of the Project Improvements, then Tenant must cure or continuously attempt to cure the default as a condition to initiating and continuing the ADR process.

23. NON-DISCRIMINATION. Tenant covenants by and for itself, and its trustees, administrators, successors and assigns, and all Persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions; that there shall be no discrimination against or segregation of any Person or group of Persons, on account of race, religion, sex, or national origin, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises, or any part thereof, nor shall the Tenant itself, or any Person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, sublessees, subtenants, or vendees in the Premises.

24. MISCELLANEOUS.

24.1 Estoppel Certificates. At any time and from time to time, Landlord and Tenant, on at least twenty (20) Business Days’ prior Notice from the other, shall deliver to the party making the request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the date to which the Rent and any other deposits or charges have been paid, and stating whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the executing party may have knowledge.

24.2 Partial Invalidity. If any term or provision of this Lease or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any Person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

24.3 Payment of Wages. Neither Tenant nor any joint venturer, partner, contractor, subcontractor or assignee shall pay less than prevailing wages for construction work of the Project Improvements, Tenant shall be responsible for compliance with this requirement. Prevailing wages shall be determined in accordance with special wage determination rates for apartment or office projects, as applicable, pursuant to the California Labor Code or pursuant to wage scales negotiated by Tenant with the union in which employees working on the Project Improvements are members. Tenant shall keep its payroll records, and shall require that any joint venturer, partner, contractor, subcontractor or assignee hereunder keep its payroll records, for at least three (3) years after payment of wages subject to this Section 24.3. Landlord shall have the right to review such payroll records during the Term of this Lease upon request therefor in writing.

24.4 Notices. Whenever Landlord or Tenant shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Lease or with respect to the Premises, each such payment, notice, demand, request or other communication to be effective shall be in writing and shall be given or served to an officer or managing partner of the party or parties to whom such notice, demand, request or other communication is directed, by hand delivery (whether personally or by recognized commercial same-day or overnight courier service) or by mailing the same, in duplicate, to such party or parties by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord: (two copies)	San Francisco Bay Area Rapid Transit District P.O. Box 12688 Oakland, CA 94604-2688 [or, for hand delivery, 300 Lakeside Drive, Oakland, CA 94612]
one copy to:	Attn.: Department Manager, Real Estate and Property Development
second copy to:	Attn.: Office of the General Counsel

If to Tenant:	Workday, Inc. 6230 Stoneridge Mall Road Pleasanton, California 94588 Attn: James P. Shaughnessy, General Counsel and Vice-President

one copy to:	Workday, Inc. c/o Cooper Law Offices 495 Miller Avenue, Suite 305 Mill Valley, California 94941 Attn: Thomas E. Cooper

second copy to:	Griggs Resource Group 250 Lafayette Circle, Suite 100 Lafayette, California 94549-4379 Attn: Brian Griggs

or to such other address or addresses as Landlord or Tenant or a Registered Mortgagee may from time to time designate by Notice given by registered mail. All Notices shall be effective upon receipt or upon an attempted delivery if receipt of such Notice has been refused by the party to whom such Notice is directed.

24.5 Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall from and after the Commencement Date quietly have and enjoy the Land during the Term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

24.6 Holding Over. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the annual base rent during Tenant’s holding over shall be two hundred percent (200%) of the amount that is the greater of the then Fair Market Rental Value for the Premises (as reasonably determined by Landlord). In addition to Rent, Tenant shall reimburse Landlord for all damages proximately caused by reason of Tenant’s retention of possession. Landlord’s acceptance of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including, without limitation (a) any loss, cost or damages suffered by any successor tenant of all or any part of the Premises acting in good faith reliance on Tenant’s vacating the Premises upon the expiration of the Term, and (b) Landlord’s damages as a result of such successor tenant rescinding its lease of all or any portion of the Premises by reason of such failure of Tenant to surrender timely the Premises.

24.7 Interpretation. In all cases the language in all parts of this Lease shall be construed simply, according to its fair meaning and not strictly for or against Landlord or Tenant.

24.8 Headings. The titles introducing the article and section designations contained herein are inserted solely for convenience and under no circumstances are they or any of them to be treated or construed as any part of this instrument.

24.9 Successors and Assigns. Subject to the provisions hereof, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Wherever a reference in this Lease is made to either of the parties hereto, such reference shall be deemed to include, wherever applicable, also a reference to the successors and assigns of such party, as if in every case so expressed.

24.10 Memorandum of Lease. Upon the request of either party, a short form of lease referring to this Lease shall be executed by Landlord and Tenant and recorded in the Official Records.

24.11 Choice of Laws. This Lease shall be construed and enforced in accordance with the laws of the State of California, without reference to application of conflicts of laws.

24.12 Commissions. Landlord and Tenant have dealt with each other directly in connection with this transaction and no real estate broker, salesperson or finder has the right to claim a real estate brokerage, salesperson’s commission or finder’s fee by reason of contact between the parties brought about by such broker, salesperson or finder. Each party shall hold and save the other harmless of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for real estate broker’s or salesperson’s commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnifying party or alleged introductions of the indemnifying party to the indemnified party or the Land.

24.13 Attorneys’ Fees. If any collection proceeding (whether or not rising to the level of an action) or any other action is brought by Landlord to recover any Rent due and unpaid hereunder or to recover possession of the Premises, or in the event any action is brought by Landlord or Tenant against the other to enforce the Lease, obligations thereunder or any indemnity rights herein contained, or to seek a clarification of the terms herein contained, or for the breach of any of the terms, covenants or conditions contained in this Lease, including any action or proceeding in a bankruptcy case, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and costs, which shall include fees and costs of any appeal, all as fixed by the court. If Landlord or Tenant should be named as a defendant in any suit brought against the other in connection with Tenant’s occupancy of the Premises under this Lease, the party primarily responsible for the bringing of the such shall pay to the other party its costs and expenses incurred in such suit and reasonable attorneys’ fees. Nothing herein is intended to supplant the mediation and arbitration provisions of this Lease.

24.14 Waiver of Jury Trial. Landlord and Tenant agree that they will amend this Lease to include a jury trial waiver acceptable to both Landlord and Tenant if, in the future, waivers of jury trials are no longer unconstitutional or otherwise invalid under California law.

24.15 Time is of the Essence. Time is of the essence of this Lease, and of each provision hereof.

24.16 Counterparts. This instrument may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24.17 Modification Fee. In consideration of Landlord’s agreement to enter into, and as a condition to the effectiveness of, this Lease, Tenant agrees to pay, or cause Workday to pay, to Landlord a modification fee in the amount of five hundred thousand dollars ($500,000) (the “Modification Fee”). The Modification Fee shall be paid to Landlord on or before the Effective Date, concurrently with the closing of the Assignment Agreement, through escrow. In addition, pursuant to the terms of the Design and Construction Agreement, Tenant shall be obligated to construct, at Tenant’s sole cost and expense: (a) a shared Landlord/City of Pleasanton police substation in Landlord’s parking garage that is part of the Station Support Facilities (the “BART Garage”) containing approximately two thousand (2,000) square feet of usable space (exclusive of internal fixtures, equipment, furnishings, and IT cabling, which are not at Tenant’s expense) and otherwise satisfying Landlord’s and the City of Pleasanton’s requirements; (b) a permanent emergency vehicle access easement located on the Land; (c) a pedestrian promenade between the Land and the BART Garage; (d) a modification to the stairway landing connecting to the pedestrian bridge leading to the Station and a gateway plaza at the bottom of the Stairway; and (e) an expansion of, and enhancements to, the bus and patron drop-off area on the Stoneridge Mall Road. Tenant’s obligations described in the preceding sentence are described in more detail in the Design and Construction Agreement.

24.18 Effectiveness of Original Ground Lease. The Original Ground Lease is hereby amended and restated in its entirety by this Lease, and the Original Ground Lease is no longer of any force or effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD: SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, a rapid transit district

By	/s/ Jeff P. Ordway
Its	Manager of Real Estate and Property Development

TENANT: CREA/WINDSTAR PLEASANTON, LLC, a Delaware limited liability company

By:	CREA/WINDSTAR DUBLIN-PLEASANTON, LLC, a Delaware limited liability company, its Managing Member

	By:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, its Managing Member

		By:	CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company, its Authorized Agent

			By:	/s/ Kelly Kinnon
				Name:	Kelly Kinnon
				Title:	Vice President

EXHIBIT A

ASSIGNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Workday, Inc.

6230 Stoneridge Mall Road

Pleasanton, California 94588

Attn: James P. Shaughnessy,

General Counsel and Vice-President

THIS SPACE ABOVE FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF TENANT’S INTEREST IN GROUND LEASE

This Assignment and Assumption of Tenant’s Interest in Ground Lease (the “Assignment”) is made and entered into effective as of 12:01 A.M. PST on January 31, 2014, (the “Assignment Effective Date”) by and between, CREA/WINDSTAR PLEASANTON, LLC., a Delaware limited liability company (“Assignor”), and WORKDAY, INC., a Delaware corporation (“Assignee”). (Assignor and Assignee may be hereafter referred to collectively as the “Parties”).

RECITALS

WHEREAS, Assignor (as Tenant) and SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, a rapid transit district established pursuant to Public Utilities Code section 28500, et seq. (“Landlord”) are the parties to that certain Restated and Amended Pleasanton Ground Lease dated January 30, 2014, (the “Lease”), under the terms of which Tenant leases certain property located in the City of Pleasanton, County of Alameda, State of California, as more fully described in the Lease and in Exhibit A attached hereto (the “Premises”). The Lease amends and restates in its entirety that certain unrecorded Ground Lease, dated March 10, 2006, by and between Landlord and Assignor (a memorandum of which was recorded on March 15, 2006 as Instrument No. 2006098196 in the Official Records of Alameda County (the “Official Records”)), as amended by that certain First Amendment To Pleasanton Ground Lease dated as of March 4, 2011 (the “Original Lease”).

WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Lease and Assignee desires to assume and be bound by the terms of the Lease as tenant, in accordance with the terms of this Assignment. Further, Landlord is willing to release Assignor for all liabilities and obligations under the Lease accruing from and after the Assignment Effective Date.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein the Parties hereby mutually agree as follows, effective upon the Assignment Effective Date:

1. The above recitals are true and correct and incorporated herein as though set forth in full.

2. Assignor hereby assigns, transfers and conveys to Assignee all of its right, title and interest in and to the Lease and all of Assignor’s rights as tenant thereunder.

3. Assignee hereby accepts the assignment of the Lease and assumes and shall be bound by all of the provisions of the Lease, but only to the extent arising from and after the Assignment Effective Date. Assignee shall indemnify, defend and hold Assignor harmless from all claims, liabilities, expenses, costs, or damages, including reasonable attorneys’ fees, that result from or arise under or in connection with the Lease for any act or omission occurring on or after the Assignment Effective Date.

4. In connection with the assignment of the Lease to Assignee by Assignor hereunder, Assignor hereby represents, warrants and confirms that all Rent due under the Original Lease has been paid through the Assignment Effective Date.

5. Assignee acknowledges that (a) the Lease was negotiated directly by Assignee and Landlord without any participation of Assignor, (b) the Lease only becomes effective on the Assignment Effective Date, and (c) Assignor had made no representations or warranties with respect to the form or substance of the Lease.

6. Assignor and Assignee each warrant that all necessary limited liability company or corporate action, as applicable, has been duly taken to permit Assignor and Assignee to enter into this Assignment and that each undersigned officer of Assignor and Assignee has been duly authorized to execute this Assignment.

7. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. A photocopy or facsimile of the Assignment or any signature thereto, shall be of the same force and effect as any original.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:

CREA/WINDSTAR PLEASANTON, LLC,

a Delaware limited liability company

By:	CREA/WINDSTAR DUBLIN-PLEASANTON, LLC, a Delaware limited liability company, its Managing Member

By:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, its Managing Member

By:	CORNERSTONE REAL ESTATE ADVISERS LLC, a Delaware limited liability company, its Authorized Agent

By:	_______________________________
	Name:	_________________________
	Title:	_________________________

ASSIGNEE:

WORKDAY, INC.

a Delaware corporation

By
James P. Shaughnessy, General Counsel and Vice President

LANDLORD’S CONSENT

Landlord hereby consents to the foregoing Assignment and waives any requirement that may exist in the Lease with respect to any prior advance notice of the assignment of the Lease from Assignor to Assignee.

Landlord hereby releases Assignor from all liability and obligations of tenant under the Lease to the extent arising from and after the Assignment Effective Date.

This Landlord’s Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further assignment by either Assignor or Assignee of the Lease or any interest therein.

Landlord hereby acknowledges to Landlord’s actual knowledge that there are no defaults or other outstanding liabilities of Assignor under the Lease.

Landlord shall not be deemed to be a party to the Assignment, nor bound by any of the covenants, agreements, terms, provisions or conditions thereof, and neither the execution and the delivery of this Landlord’s Consent nor the receipt by Landlord of a copy of said Assignment shall be deemed to change any provision of this Landlord’s Consent or to be a consent to, or an approval by Landlord of, any covenant, agreement, term, provision or condition contained in said Assignment (other than approval by Landlord of the fact of the Assignment pursuant to the terms and conditions of this Landlord’s Consent). Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease (except as may be herein expressly provided).

LANDLORD:

SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, a rapid transit district established pursuant to Public Utilities Code section 28500, el seq.

By
Name
Title

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The Real Property located in the City of Pleasanton, County of Alameda, California more particularly described as follows:

BEING A PORTION OF THE LANDS DESCRIBED IN THE PARTNERSHIP GRANT DEED TO THE SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, RECORDED APRIL 14, 1987 AS SERIES NO. 87-101735 OF OFFICIAL RECORDS OF ALAMEDA COUNTY, SAID PORTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LANDS ON THE NORTHEASTERLY RIGHT OF WAY LINE OF STONERIDGE MALL ROAD (63 FOOT WIDE RIGHT OF WAY) AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP 4184”, FILED MARCH 27, 1985, IN BOOK 152 OF PARCEL MAPS AT PAGE 69, ALAMEDA COUNTY RECORDS, AT A POINT ON A CURVE, CONCAVE, SOUTHWESTERLY, HAVING A RADIUS OF 810.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 41° 33’ 46” WEST; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15° 44’ 52”, AN ARC DISTANCE OF 222.63 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 25° 48’ 54” EAST 35.80 FEET; THENCE NORTH 11° 18’ 10” WEST 331.13 FEET; THENCE SOUTH 78° 41’ 50” WEST 174.11 FEET TO THE WESTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE NORTHERLY ALONG SAID WESTERLY LINE NORTH 11° 18’ 10” WEST 125.08 FEET TO THE NORTHERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE EASTERLY ALONG SAID NORTHERLY LINE THE FOLLOWING TWO (2) COURSES: 1) NORTH 78° 28’ 44” EAST 482.91 FEET; 2) NORTH 77° 37’ 00” EAST 320.00 FEET TO THE EASTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 20’ 00” EAST 101.02 FEET; THENCE LEAVING SAID EASTERLY LINE SOUTH 73° 40’ 00” WEST 161.95 FEET; THENCE SOUTH 16° 20’ 00” EAST 79.50 FEET; THENCE NORTH 73° 40’ 00” EAST 161.95 FEET TO SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 18’ 57” EAST 14.48 FEET TO THE SOUTHEASTERLY LINE OF SAID LANDS (87-101735 O.R.) AND A POINT ON A CURVE, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 360.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 36° 30’ 19” EAST; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE THE FOLLOWING EIGHT (8) COURSES: 1) ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 23° 19’ 41”, AN ARC DISTANCE OF 146.57 FEET; 2) SOUTH 30° 10’ 00” WEST 123.31 FEET; 3) NORTH 59° 50’ 00” WEST 2.00 FEET; 4) SOUTH 30° 10’ 00” WEST 12.00 FEET; 5) SOUTH 59° 50’ 00” EAST 2.00 FEET; 6) SOUTH 30° 10’ 00” WEST 87.00 FEET; 7) ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 800.00 FEET THROUGH A CENTRAL ANGLE OF 13° 01’ 24”, AN ARC DISTANCE OF 181.84 FEET; 8) THENCE SOUTH 43° 11’ 24” WEST 137.60 FEET TO THE POINT OF BEGINNING.

APN: 941-1201-071-07 (portion)

STATE OF CALIFORNIA                    )

                                                                 )

COUNTY OF                                         )

On                                         , before me,                                                  , a Notary Public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA                     )

                                                                  )

COUNTY OF                                           )

On                                 , before me,                                                  , a Notary Public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA                    )

                                                                 )

COUNTY OF                                           )

On                                 , before me,                                         , a Notary Public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

EXHIBIT B

PRELIMINARY SITE PLAN

EXHIBIT C

LEGAL DESCRIPTION

Order Number: NCS-638460-LA2 Page Number: 8

LEGAL DESCRIPTION

Real property in the City of Pleasanton, County of Alameda, State of California, described as follows:

BEING A PORTION OF THE LANDS DESCRIBED IN THE PARTNERSHIP GRANT DEED TO THE SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, RECORDED APRIL 14, 1987 AS SERIES NO. 87-101735 OF OFFICIAL RECORDS OF ALAMEDA COUNTY, SAID PORTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LANDS ON THE NORTHEASTERLY RIGHT OF WAY LINE OF STONERIDGE MALL ROAD (63 FOOT WIDE RIGHT OF WAY) AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP 4184”, FILED MARCH 27, 1985, IN BOOK 152 OF PARCEL MAPS AT PAGE 69, ALAMEDA COUNTY RECORDS, AT A POINT ON A CURVE, CONCAVE, SOUTHWESTERLY, HAVING A RADIUS OF 810.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 41° 33’ 46” WEST; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15° 44’ 52”, AN ARC DISTANCE OF 222.63 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 25° 48’ 54” EAST 35.80 FEET; THENCE NORTH 11° 18’ 10” WEST 331.13 FEET; THENCE SOUTH 78° 41’ 50” WEST 174.11 FEET TO THE WESTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE NORTHERLY ALONG SAID WESTERLY LINE NORTH 11° 18’ 10” WEST 125.08 FEET TO THE NORTHERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE EASTERLY ALONG SAID NORTHERLY LINE THE FOLLOWING TWO (2) COURSES: 1) NORTH 78° 28’ 44” EAST 482.91 FEET; 2) NORTH 77° 37’ 00” EAST 320.00 FEET TO THE EASTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 20’ 00” EAST 101.02 FEET; THENCE LEAVING SAID EASTERLY LINE SOUTH 73° 40’ 00” WEST 161.95 FEET; THENCE SOUTH 16° 20’00” EAST 79.50 FEET; THENCE NORTH 73° 40’ 00” EAST 161.95 FEET TO SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 18’ 57” EAST 14.48 FEET TO THE SOUTHEASTERLY LINE OF SAID LANDS (87-101735 O.R.) AND A POINT ON A CURVE, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 360.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 36° 30’ 19” EAST; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE THE FOLLOWING EIGHT (8) COURSES: 1) ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 23° 19’ 41”, AN ARC DISTANCE OF 146.57 FEET; 2) SOUTH 30° 10’ 00” WEST 123.31 FEET; 3) NORTH 59° 50’ 00” WEST 2.00 FEET, 4) SOUTH 30° 10’ 00” WEST 12.00 FEET; 5) SOUTH 59° 50’ 00” EAST 2.00 FEET; 6) SOUTH 30° 10’ 00” WEST 87.00 FEET; 7) ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 800.00 FEET THROUGH A CENTRAL ANGLE OF 13° 01’ 24”, AN ARC DISTANCE OF 181.84 FEET; B) THENCE SOUTH 43° 11’ 24” WEST 137.60 FEET TO THE POINT OF BEGINNING.

APN: 941-1201-071-07

First American Title Insurance Company

EXHIBIT D

LOCATION AND DIMENSIONS OF LAND

ALTA/ACSM LAND TITLE SURVEY

OF

6002 STONERIDGE MALL RD.

FOR

WORKDAY INC

KIER & WRIGHT

CIVIL ENGINEERS & SURVEYORS, INC.

EXHIBIT E

PRO FORMA TITLE INSURANCE POLICY

Order Number: NCS-638460-LA2

Page Number: 1

January 27, 2014
Update

First American Title Company

National Commercial Services

777 South Figueroa Street, Suite 400

Los Angeles, CA 90017

Kelly Kinnon

Comerstone Real Estate Advisers

100 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-3602

Phone: (310)234-2525

Fax: (310)234-2552

Customer Reference:	Pleasanton BART

Title Officer:	Kathleen Religioso
Phone:	(213)271-1753

Owner:	Cornerstone

Property:	Vacant Land, Pleasanton, CA

PRELIMINARY REPORT

In response to the above referenced application for a policy of title Insurance, this company hereby reports that it is prepared to issues, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from courage pursuant to the printed Schedules, Conditions and Stipulators of said policy forms.

The printed Exceptions and Exclusions from the coverage and Limitations on Covered Risks of said policy or policies are set forth In Exhibit A attached. The policy to be Issued may contain an arbitration clause. When the Amount of Insurance is less than that set forth in the arbitration clause, all arbitrable matters shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties, Limitations on Covered Risks applicable to the CLTA and ALTA Homeowner’s Policies of Title Insurance which establish a Deductible Amount and a Maximum Dollar limit of Liability for certain coverages are also set forth in Exhibit A. Copies of the policy forms should be read. They are available from the office which issued this report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth in Exhibit A of this report carefully. The exception and exclusions are meant to provide you with notice of matters which are not covered under the learns of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defacts, and encumbrances affecting title to the land.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 2

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 3

Dated as of January 09, 2014 at 7:30 A.M.

The form of Policy of title Insurance contemplated by this report is:

ALTA Extended Loan Policy - 2006

ALTA Extended Owner Policy - 2006

A specific request should be made If another form or additional coverage is desired.

Title to said estate or interest at the date hereof is vested In:

CREA/WINDSTAR PLEASANTON, LLC, A DELAWARE LIMITED LIABILITY COMPANY

The estate or interest In the land hereinafter described or referred to covered by this Report Is;

A leasehold estate as created by that certain unrecorded lease dated March 10, 2006, executed by San Francisco Bay Area Rapid Transit District, a rapid transit district as lessor and Crea/Windstar Pleasanton, LLC, a Delaware limited liability company as lessee, as disclosed by a Memorandum of Lease recorded March 15, 2006 as Instrument No. 2006098196 of Official Records.

The Land referred to herein is described as follows:

(See attached Legal Description)

At the date hereof exceptions to coverage In addition to the printed Exceptions and Exclusions in said policy form would be as follows:

A.	General and special taxes and assessments for the fiscal year 2014-2015, a lien not yet due or payable.

1.	General and special taxes and assessments for the fiscal year 2013-2014 are exempt. If the exempt status is terminated an additional tax may be levied. A.P. No.: 941-1201-071-07.

Affects:                                The land and other property.

2.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

3.	An easement for electric transmission line and Incidental purposes, recorded August 14, 1935 as Book 3194, Page 337 of Official Records.

In Favor of:                         Pacific Gas and Electric Company, a California corporation

Affects:                               As described therein

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 4

4.	An easement for electric transmission line and incidental purposes, recorded August 14,1935 as Book 3194, Page 339 of Official Records.

In Favor of:                         Pacific Gas and Electric Company, a California corporation

Affects:                               As described therein

5.	Abutter’s rights of Ingress and egress to or from the freeway have been relinquished in the document recorded August 08, 1963 as Book 959, Page 178, and recorded December 06, 1965 in Book 1657, Page 495 of Official Records.

6.	An easement for pipeline and incidental purposes, recorded May 15, 1979 as Instrument No. 79-092709 of Official Records.

In Favor of:                         Livermore-Amador Valley Water Management Agency, a public entity of the State of California

Affects:                               As described therein

7.	An easement for pipeline and incidental purposes, recorded May 15, 1979 as Instrument No. 79-092710 of Official Records.

In Favor of:                         Livermore-Amador Valley Water Management Agency, a public entity of the State of California

Affects:                               As described therein

8.	Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded October 29, 1981 as Instrument No. 81-183646 of Official Records, which provide that a violation thereof shall not defeat or render Invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction Indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of Income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

9.	The terms and provisions contained in the document entitled “Agreement” recorded October 29, 1981 as Instrument No. 81-183647 of Official Records.

10.	An easement for pipeline purposes with the right of Ingress and egress and Incidental purposes, recorded January 18, 1982 as Instrument No. 82-007683 of Official Records.

In Favor of:                          Pacific Gas and Electric Company, a California corporation

Affects:                                 As described therein

11.	An easement shown or dedicated on the map of Parcel Map 4184 recorded March 27, 1985 and on file in Book 152, Pages 69 through 72 of Parcel Maps.

For: Public service and Incidental purposes.

12.	The terms and provisions contained in the document entitled “Maintenance Agreement” recorded May 15, 1986 as Instrument No. 86-113868 of Official Records.

Document(s) declaring modifications thereof recorded February 24, 1987 as Instrument No. 87-52038 of Official Records.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 5

13.	Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions In the document recorded July 10, 1986 as Instrument No. 86-164341 of Official Records, which provide that a violation thereof shall not defeat or render Invalid the lien of any first mortgage or deed of trust made In good faith and for value, but deleting any covenant, condition or restriction Indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants In senior housing or housing for older persons shall not be construed as restrictions based on familial status.

14.	Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions In the document recorded July 23, 1986 as Instrument No. 86-176089 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made In good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Assignment and Assumption of Rights and Duties under Declaration of Covenants, Conditions and Restrictions for Stonerldge Corporate Plaza

Recorded: January 06,2000 as Instrument No. 2000-002030, Official Records.

15.	Terms, conditions and provisions as disclosed by the Notice of Affordability Restrictions on Transfer of Property executed by City of Pleasanton, a municipal corporation dated March 02, 2009, recorded March 16, 2009 as Instrument Number 2009076764 In the Office of the County Recorder

No insurance will be given to either the contemplated transaction or to any resale or refinance in the future until satisfactory evidence of compliance with the provisions of said covenant or agreement, in the form of written and specific certification of compliance, has been furnished to the Company.

16.	Water rights, claims or title to water, whether or not shown by the public records.

17.	Any failure to comply with the terms, provisions and conditions of the lease referred to herein.

18.	Any facts, rights, Interests or claims which would be disclosed by a correct ALTA/ACSM survey.

19.	Rights of parties in possession.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 6

INFORMATIONAL NOTES

1.	The property covered by this report is vacant land.

2.	According to the public records, there has been no conveyance of the land within a period of twenty-four months prior to the date of this report, except as follows:

None

3.	This preliminary report/commitment was prepared based upon an application for a policy of title Insurance that identified land by street address or assessor’s parcel number only. It is the responsibility of the applicant to determine whether the land referred to herein is in fact the land that is to be described in the policy or policies to be issued.

4.	Should this report be used to facilitate your transaction, we must be provided with the following prior to the Issuance of the policy:

A.	WITH RESPECT TO A CORPORATION:

1.	A certificate of good standing of recent date issued by the Secretary of State of the corporation’s state of domicile.

2.	A certificate copy of a resolution of the Board of Directors authorizing the contemplated transaction and designating which corporate officers shall have the power to execute on behalf of the corporation.

3.	Requirements which the Company may impose following its review of the above material and other information which the Company may require.

B.	WITH RESPECT TO A CALIFORNIA LIMITED PARTNERSHIP:

1.	A certified copy of the certificate of limited partnership (form LP-1) and any amendments thereto (form LP-2) to be recorded in the public records;

2.	A full copy of the partnership agreement and any amendments;

3.	Satisfactory evidence of the consent of a majority in interest of the limited partners to the contemplated transaction;

4.	Requirements which the Company may impose following its review of the above material and other information which the Company may require.

C.	WITH RESPECT TO A FOREIGN LIMITED PARTNERSHIP:

1.	A certified copy of the application for registration, foreign limited partnership (form LP-5) and any amendments thereto (form LP-6) to be recorded in the public records;

2.	A full copy of the partnership agreement and any amendment;

3.	Satisfactory evidence of the consent of a majority in interest of the limited partners to the contemplated transaction;

4.	Requirements which the Company may impose following its review of the above material and other information which the Company may require.

D.	WITH RESPECT TO A GENERAL PARTNERSHIP:

1.	A certified copy of a statement of partnership authority pursuant to Section 16303 of the California Corporation Code (form GP-I), executed by at least two partners, and a certified copy of any amendments to such statement (form GP-7), to be recorded in the public records;

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 7

2.	A full copy of the partnership agreement and any amendments;

3.	Requirements which the Company may impose following its review of the above material required herein and other information which the Company may require.

E.	WITH RESPECT TO A LIMITED LIABILITY COMPANY:

1.	A copy of its operating agreement and any amendments thereto;

2.	If it is a California limited liability company, a certified copy of its articles of organization (LLC-1) and any certificate of correction (LLC-11), certificate of amendment (LLC-2), or restatement of articles of organization (LLC-10) to be recorded in the public records;

3.	If it is a foreign limited liability company, a certified copy of its application for registration (LLC-5) to be recorded in the public records;

4.	With respect to any deed, deed of trust, lease, subordination agreement or other document or instrument executed by such limited liability company and presented for recordation by the Company or upon which the Company is asked to rely, such document or instrument must be executed in accordance with one of the following, as appropriate:

(i)	If the limited liability company properly operates through officers appointed or elected pursuant to the terms of a written operating agreement, such documents must be executed by at least two duly elected or appointed officers, as follows: the chairman of the board, the president or any vice president, and any secretary, assistant secretary, the chief financial officer or any assistant treasurer;

(ii)	If the limited liability company properly operates through a manager or managers identified in the articles of organization and/or duly elected pursuant to the terms of a written operating agreement, such document must be executed by at least two such managers or by one manager if the limited liability company properly operates with the existence of only one manager.

5.	Requirements which the Company may Impose following Its review of the above material and other information which the Company may require.

F.	WITH RESPECT TO A TRUST:

1.	A certification pursuant to Section 18100.5 of the California Probate Code in a form satisfactory to the Company.

2.	Copies of those excerpts from the original trust documents and amendments thereto which designate the trustee and confer upon the trustee the power to act in the pending transaction.

3.	Other requirements which the Company may impose following its review of the material require herein and other information which the Company may require.

G.	WITH RESPECT TO INDIVIDUALS:

1.	A statement of Information.

The map attached, if any, may or may not be a survey of the land depicted hereon. First American Title Insurance Company expressly disclaims any liability for loss or damage which may result from reliance on this map except to the extent coverage for such loss or damage is expressly provided by the terms and provisions of the title insurance policy, if any, to which this map is attached.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 8

LEGAL DESCRIPTION

Real property in the City of Pleasanton, County of Alameda, State of California, described as follows:

BEING A PORTION OF THE LANDS DESCRIBED IN THE PARTNERSHIP GRANT DEED TO THE SAN FRANCISCO BAY AREA RAPID TRANSIT DISTRICT, RECORDED APRIL 14, 1987 AS SERIES NO. 87-101735 OF OFFICIAL RECORDS OF ALAMEDA COUNTY, SAID PORTION BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LANDS ON THE NORTHEASTERLY RIGHT OF WAY LINE OF STONERIDGE MALL ROAD (63 FOOT WIDE RIGHT OF WAY) AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP 4184”, FILED MARCH 27, 1985, IN BOOK 152 OF PARCEL MAPS AT PAGE 69, ALAMEDA COUNTY RECORDS, AT A POINT ON A CURVE, CONCAVE, SOUTHWESTERLY, HAVING A RADIUS OF 810.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 41° 33’ 46” WEST; THENCE NORTHWESTERLY ALONG SAID NORTHEASTERLY RIGHT OF WAY LINE AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 15° 44’ 52”, AN ARC DISTANCE OF 222.63 FEET; THENCE LEAVING SAID NORTHEASTERLY RIGHT OF WAY LINE NORTH 25° 48’ 54” EAST 35.80 FEET; THENCE NORTH 11° 18’ 10’ WEST 331.13 FEET; THENCE SOUTH 78° 41’ 50” WEST 174.11 FEET TO THE WESTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE NORTHERLY ALONG SAID WESTERLY LINE NORTH 11° 18’ 10” WEST 125.08 FEET TO THE NORTHERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE EASTERLY ALONG SAID NORTHERLY LINE THE FOLLOWING TWO (2) COURSES: 1) NORTH 78° 28’ 44” EAST 482.91 FEET; 2) NORTH 77° 37’ 00” EAST 320.00 FEET TO THE EASTERLY LINE OF SAID LANDS (87-101735 O.R.); THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 20’ 00” EAST 101.02 FEET; THENCE LEAVING SAID EASTERLY LINE SOUTH 73° 40’ 00” WEST 161.95 FEET; THENCE SOUTH 16° 20’ 00” EAST 79,50 FEET; THENCE NORTH 73° 40’ 00” EAST 161.95 FEET TO SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 16° 18’ 57” EAST 14.48 FEET TO THE SOUTHEASTERLY LINE OF SAID LANDS (87-101735 O.R.) AND A POINT ON A CURVE, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 360.00 FEET, FROM WHICH THE CENTER BEARS SOUTH 36° 30’ 19” EAST; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE THE FOLLOWING EIGHT (8) COURSES: 1) ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 23° 19’ 41”, AN ARC DISTANCE OF 146.57 FEET; 2) SOUTH 30° 10’ 00” WEST 123.31 FEET; 3) NORTH 59° 50’ 00” WEST 2.00 FEET; 4) SOUTH 30° 10’ 00” WEST 12.00 FEET; 5) SOUTH 59° 50’ 00” EAST 2.00 FEET; 6) SOUTH 30° 10’ 00” WEST 87.00 FEET; 7) ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 800.00 FEET THROUGH A CENTRAL ANGLE OF 13° 01’ 24”, AN ARC DISTANCE OF 181.84 FEET; 8) THENCE SOUTH 43° 11’ 24” WEST 137.60 FEET TO THE POINT OF BEGINNING.

APN: 941-1201-071-07

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 9

NOTICE I

Section 12413.1 of the California Insurance Code, effective January 1,1990, requires that any title insurance company, underwritten title company, or controlled escrow company handling funds in an escrow or sub-escrow capacity, wait a specified number of days after depositing funds, before recording any documents in connection with the transaction or disbursing funds. This statute allows for funds deposited by wire transfer to be disbursed the same day as deposit. In the case of cashier’s checks or certified checks, funds may be disbursed the next day after deposit. In order to avoid unnecessary delays of three to seven days, or more, please use wire transfer, cashier’s checks, or certified checks whenever possible.

If you have any questions about the effect of this new law, please contact your local First American Office for more details.

NOTICE II

As of January 1,1991, if the transaction which is the subject of this report will be a sale, you as a party to the transaction, may have certain tax reporting and withholding obligations pursuant to the state law referred to below:

In accordance with Sections 18662 and 18668 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to three and one-third percent of the sales price in the case of the disposition of California real property interest by either:

1.	A seller who is an individual with a last known street address outside of California or when the disbursement instructions authorize the proceeds be sent to a financial intermediary of the seller, OR

2.	A corporate seller which has no permanent place of business in California,

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:

1.	The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), OR

2.	The seller executes a written certificate, under the penalty of perjury certifying that seller is a resident of California, or if a corporation, has a permanent place of business in California, OR

3.	The seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller’s principal residence (as defined in Section 1034 of the Internal Revenue Code).

The seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement.

The California statutes referenced above include provisions which authorize the Franchise Tax Board to grant reduced withholding and waivers from withholding on a case-by-case basis.

The parties to this transaction should seek an attorney’s, accountant’s, or other tax specialist’s opinion concerning the effect of this law on this transaction and should not act on any statements made or omitted by the escrow or closing officer,

The Seller May Request a Waiver by Contacting:

Franchise Tax Board

Withhold at Source Unit

P.O. Box 651

Sacramento, CA 95812-0651

(916) 845-4900

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 10

Privacy Policy

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our parent company, The First American Corporation, we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information which you provide to us. It does not govern the manner in which we may use Information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal Information regardless of its source. First American calls these guidelines its Fair Information Values, a copy of which can be found on our website at www.firstam.com.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;

•	Information about your transactions with us, our affiliated companies, or others; and

•	Information we receive from a consumer reporting agency.

Use of Information

We request Information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty Insurers, and trust and Investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies, and escrow companies. Furthermore, we may also provide all the Information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies, or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your Information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that Information to provide products or services to you, We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 11

CLTA/ALTA HOMEOWNER’S POLICY OF TITLE INSURANCE (02-03-10)

EXCLUSIONS

In addition to the Exceptions in Schedule B, You are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of those portions of any law or government regulation concerning:

(a) building;	(d) improvements on the Land;

(b) zoning;	(e) land division; and

(c) land use;	(f) environmental protection,

This Exclusion does not limit the coverage described in Covered Risk 8.a., 14, 15, 16, 18, 19, 20, 23 or 27.

2.	The failure of Your existing structures, or any part of them, to be constructed in accordance with applicable building codes. This Exclusion does not limit the coverage described in Covered Risk 14 or 15.

3.	The right to take the Land by condemning it. This Exclusion does not limit the coverage described in Covered Risk 17.

4.	Risks;

(a) that are created, allowed, or agreed to by You, whether or not they are recorded in the Public Records;

(b) that are Known to You at the Policy Date, but not to Us, unless they are recorded in the Public Records at the Policy Date;

(c) that result in no loss to You; or

(d) that first occur after me Policy Date - this does not limit the coverage described in Covered Risk 7, 8.e., 25, 26, 27 or 28.

5.	Failure to pay value for Your Title.

6.	Lack of a right:

(a) to any land outside the area specifically described and referred to in paragraph 3 of Schedule A; and

(b) in streets, alleys, or waterways that touch the Land.

This Exclusion does not limit the coverage described in Covered Risk 11 or 21.

7.	The transfer of the Title to You is invalid as a preferential transfer or as a fraudulent transfer or conveyance under federal bankruptcy, state insolvency, or similar creditors’ rights laws.

LIMITATIONS ON COVERED RISKS

Your insurance for the following Covered Risks is limited on the Owner’s Coverage Statement as follows: For Covered Risk 16, 18, 19, and 21 Your Deductible Amount and Our Maximum Dollar Limit of Liability shown in Schedule A.

Your Deductible Amount	Our Maximum Dollar Limit of Liability
Covered Risk 16:1% of Policy Amount or $2,500.00 (whichever is less)	$10,000.00
Covered Risk 18:1% of Policy Amount or $5,000.00 (whichever is less)	$25,000.00
Covered Risk 19:1% of Policy Amount or $5,000.00 (whichever is less)	$25,000.00
Covered Risk 21:1% of Policy Amount or $2,500.00 (whichever is less)	$5,000.00

ALTA RESIDENTIAL TITLE INSURANCE POLICY (6-1-87)

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1.	Governmental police power, and the existence or violation of any law or government regulation. This includes building and zoning ordinances and also laws and regulations concerning:

(a) and use

(b) improvements on the land

(c) and division

(d) environmental protection

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date.

This exclusion does not limit the zoning coverage described in Items 12 and 13 of Covered Title Risks.

2.	The right to take the land by condemning it, unless:

(a) a notice of existing the right appears in the public records on the Policy Date

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 12

(b) the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking

3.	Title Risks:

(a) that are created, allowed, or agreed to by you

(b) that are known to you, but not to us, on the Policy Date - unless they appeared in the public records

(c) that result in no loss to you

(d) that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in Item 6 of Covered Title Risks

4.	Failure to pay value for your title.

5.	Lack of a right.

(a) to any land outside the area specifically described and referred to in Item 3 of schedule A OR

(b) in streets, alleys, or waterways that touch your land

This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.

2006 ALTA LOAN POLICY (06-17-06)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	a. Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

i. the occupancy, use, or enjoyment of the Land;

ii. the character, dimensions, or location of any Improvement erected on the Land;

iii. the subdivision of land; or

iv. environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5,

b. Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

a. created, suffered, assumed, or agreed to by the Insured Claimant;

b. not known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

c. resulting in no loss or damage to the Insured Claimant;

d. attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 13, or 14); or

e. resulting in no loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.	Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.

6.	Any claim, by reason of the operation of federal bankruptcy, state Insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, Is

a. a fraudulent conveyance or fraudulent transfer, or

b. a preferential transfer for any reason not stated In Covered Risk 13(b) of this policy.

7.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the Insured Mortgage in the Public Records. This Exclusion does not modify or limit the coverage provided under Covered Risk 11(b).

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 13

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) that arise by reason of:

1.	(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notes of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.	Any facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.

5.	(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the public records.

2006 ALTA OWNER’S POLICY (06-17-06)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	a. Any law, ordinance, permit, or governmental regulation (Including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

i. the occupancy, use, or enjoyment of the Land;

ii. the character, dimensions, or location of any improvement erected on the Land;

iii. the subdivision of land; or

iv. environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

b. Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

a. created, suffered, assumed, or agreed to by the Insured Claimant;

b. not Known to the Company, not recorded in the Public Records at Date of Policy, but known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

c. resulting in no loss or damage to the Insured Claimant;

d. attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 13, or 14); or

e. resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.	Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.

6.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

a. a fraudulent conveyance or fraudulent transfer, or

b. a preferential transfer for any reason not stated in Covered Risk 13(b) of this policy.

7.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the Insured Mortgage in the Public Records. This Exclusion does not modify or limit the coverage provided under Covered Risk 11(b).

First American Title Insurance Company

Order Number: NCS-638460-LA2

Page Number: 14

The above policy form may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following Exceptions from Coverage:

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) that arise by reason of:

1.	(a) Taxes or assessments that are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the Public Records; (b) proceedings by a public agency that may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the Public Records.

2.	Any Facts, rights, interests, or claims that are not shown by the Public Records but that could be ascertained by an inspection of the Land or that may be asserted by persons in possession of the Land.

3.	Easements, liens or encumbrances, or claims thereof, not shown by the Public Records.

4.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land and not shown by the Public Records.

5.	(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the Public Records.

6.	Any lien or right to a lien for services, labor or material not shown by the public records.

ALTA EXPANDED COVERAGE RESIDENTIAL LOAN POLICY (07-26-10)

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	a. Any law, ordinance, permit, or governmental regulation (Including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

i. the occupancy, use, or enjoyment of the Land;

ii. the character, dimensions, or location of any improvement erected on the Land;

iii. the subdivision of land; or

iv. environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.

b. Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 5, 6, 13(c), 13(d), 14 or 16.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters

a. created, suffered, assumed, or agreed to by the Insured Claimant;

b. not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

c. resulting in no loss or damage to the Insured Claimant;

d. attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 11, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27 or 28); or

e. resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Insured Mortgage.

4.	Unenforceability of the lien of the Insured Mortgage because of the Inability or failure of an Insured to comply with applicable doing-business laws of the state where the Land is situated.

5.	Invalidity or unenforceability in whole or in part of the lien of the Insured Mortgage that arises out of the transaction evidenced by the Insured Mortgage and is based upon usury or any consumer credit protection or truth-in-lending law. This Exclusion does not modify or limit the coverage provided in Covered Risk 26.

6.	Any claim of Invalidity, unenforceability or lack of priority of the lien of the Insured Mortgage as to Advances or modifications made after the Insured has Knowledge that the vestee shown in Schedule A is no longer the owner of the estate or interest covered by this policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11.

7.	Any lien on the Title for real estate taxes or assessments Imposed by governmental authority and created or attaching subsequent to Date of Policy. This Exclusion does not modify or limit the coverage provided in Covered Risk 11(b) or 25.

8.	The failure of the residential structure, or any portion of it, to have been constructed before, on or after Date of Policy in accordance with applicable building codes. This Exclusion does not modify or limit the coverage provided in Covered Risk 5 or 6.

9.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction creating the lien of the Insured Mortgage, is

a. a fraudulent conveyance or fraudulent transfer, or

b. a preferential transfer for any reason not stated in Covered Risk 27(b) of this policy.

First American Title Insurance Company

EXHIBIT F

PROJECT IMPROVEMENT DEVELOPMENT SCHEDULE

Fall-2014                    Receipt of Entitlements from the City of Pleasanton

Spring-2015                Receipt of Building Permit(s) for Construction

* July 1, 2015             Construction Commencement Date

**Summer-2017         Substantial Completion of Construction

*	This date may be extended by Tenant’s exercise of the rights afforded Tenant in Section 7.2.1 of this Lease, in accordance with the terms of Section 7.2.1.
**	This date shall be twenty four (24) months following the date Construction commences, in accordance with Section 7.2.1 of this Lease.

Per Section 7.2.1 of this Lease, the parties are to develop a more definitive Project Improvement Development Schedule to replace this Exhibit F within six (6) months of the Effective Date.